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                                                                    EXHIBIT 10.7


                   LEASE MODIFICATION AND EXTENSION AGREEMENT


         This Lease Modification and Extension Agreement (the "Agreement") is made as of the 29th day of June, 2000, by and between DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and e-centives, Inc. (f/k/a Emaginet, Inc., "Tenant")

                                   WITNESSETH:

          WHEREAS, by Lease Agreement dated as of September 23, 1997 (together with Amendment No. 1, as defined below, the "Lease"), Landlord leased to Tenant for an initial term of three (3) years 7,596 square feet of Net Rentable Area located on the twelfth (12th) floor (the "Original Premises") of the fifteen
(15) story office building known as Two Democracy Center having a street address of 6903 Rockledge Drive, Bethesda, Maryland (the "Building") within an office complex known as Democracy Center (the "Complex"), as such space is more particularly described in the Lease; and

          WHEREAS, by Amendment No. 1 to Lease Agreement dated as of December 23, 1998 ("Amendment No. 1") Landlord leased to Tenant for the remainder of the Lease Term an additional 2,437 square feet of Net Rentable Area located on the twelfth (12th) floor (the "Additional Premises") of the Building, as more particularly described in Amendment No. 1; and

          WHEREAS, Tenant has notified Landlord of its desire (i) to lease approximately 23,544 square feet of Net Rentable Area on the sixth (6th) floor of the nine story office building known as One Democracy Center having a street address of 6901 Rockledge Drive, Bethesda, Maryland ("Building One") (the "Building One Premises A") as depicted on Exhibit 1 attached hereto and made a part hereof, on the terms and conditions set forth herein, (ii) to lease approximately 23,544 square feet of Net Rentable Area on the seventh (7th) floor of Building One (the "Building One Premises B") as depicted on Exhibit 2 attached hereto and made a part hereof, on the terms and conditions set forth herein (the Building One Premises A and the Building One Premises B are sometimes collectively referred to in this Agreement as the "Building One Premises," (iii) to extend the Lease Term with respect to the Building One Premises for a term of five (5) years on the terms and conditions set forth herein, and (iv) to terminate its lease with respect to the Original Premises and the Additional Premises on the terms and conditions set forth herein; and

          WHEREAS, Landlord and Tenant wish to amend the Lease (i) to modify the description of the premises which are the subject of the Lease, (ii) to extend the term of the Lease with respect to the Building One Premises on the terms and conditions set forth herein and (iii) to modify certain other terms and provisions of the Lease as hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant herein agree to amend the Lease as follows:

         1. Defined Terms. Except as otherwise provided herein, the capitalized terms used herein shall have the same meanings as provided such terms in the Lease.


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         2. The Premises. (a) Commencing on the Extended Lease Term Commencement
Date, as defined in Paragraph 3(a) hereof, the definition of the "Premises" in the Lease hereby is amended to comprise 47,088 square feet of Net Rentable Area, consisting of (i) Building One Premises A consisting of approximately 23,544 square feet of Net Rentable Area on the sixth (6th) floor of Building One and
(ii) Building One Premises B 23,544 square feet of Net Rentable Area on the seventh (7th) floor of Building One. Landlord and Tenant agree that Tenant is not extending the term of the Lease with respect to the Original Premises or the Additional Premises. The location and configuration of the Premises commencing on the Extended Lease Term Commencement Date are outlined in red on Exhibit 1 attached hereto and made a part hereof. In addition, commencing on the Extended Lease Term Commencement Date, Exhibit 1, those portions of Exhibit A showing the Original Premises and the Additional Premises shall be deleted from the Lease in its entirety. As a result, the number of square feet of Net Rentable Area comprising the Premises on Extended Lease Term Commencement Date shall be 47,088 square feet of Net Rentable Area.

         (b) Tenant shall quit, vacate and surrender the Original Premises and the Additional Premises to Landlord on and as of the Extended Lease Term Commencement Date. Accordingly, effective on the day after the Extended Lease Term Commencement Date, the definition of the Premises in the Lease hereby is amended to exclude the Original Premises and the Additional Premises. In addition, effective on the Extended Lease Term Commencement Date, Exhibit 1 attached to the Lease, depicting the configuration of the Original Premises and the Additional Premises, shall be deleted from Exhibit A to the Lease. The Original Premises and the Additional Premises shall be surrendered on the Extended Lease Term Commencement Date in broom clean condition, in the same order and condition in which they existed on the Lease Commencement Date and the Lease Commencement Date-II, respectively, ordinary wear and tear excepted. Tenant, in accordance with the provisions of the Lease, shall remove all of its personal property and moveable trade fixtures, furnishings and equipment from the Original Premises and the Additional Premises on or before the Extended Lease Term Commencement Date, provided that Tenant shall repair all damage caused by such removal to the sole but reasonable satisfaction of Landlord. Tenant's obligation to observe and perform the covenants provided in this Paragraph 2(b) shall survive the Extended Lease Term Commencement Date.

         3. Extended Lease Term Commencement Date; Term. (a) The term of the Lease (the "Extended Lease Term") with respect to the Building One Premises shall commence on the "Extended Lease Term Commencement Date," as defined in the next sentence, and shall continue for a period of five (5) years thereafter. The Extended Lease Term Commencement Date shall be the earlier to occur of (i) the date on which the work to be performed in the Building One Premises in accordance with the provisions of Paragraph 6 below is substantially complete as determined in accordance with the following sentence and (ii) the date on which Tenant commences beneficial use of the Building One Premises or (iii) September 1, 2000. For purposes of this Agreement, the Building One Premises shall be deemed to be substantially complete when the work described in Paragraph 6 below has been completed, as determined by Landlord's architect or contractor in its professional judgment, except for long lead specialty items and items of work and adjustment of equipment and fixtures that can be completed after the Building One Premises are occupied by Tenant without causing substantial interference with Tenant's use of Building One Premises, provided, however, if substantial completion of the work described in Paragraph 6 below is delayed due to causes within Landlord's reasonable control, including, without limitation, delays caused by Landlord's architect, then the architect's determination of the Extended Lease Term Commencement Date shall take such delays into account.


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              (b) Tenant shall be deemed to have commenced beneficial use of the
Building One Premises when Tenant begins to move furniture and furnishings into the Building One Premises; provided, however, that tenant and its contractors shall be allowed access to the Building One Premises thirty (30) days prior to Landlord's estimated date of substantial completion of the modification and renovation of the tenant improvements in the Building One Premises for the purpose of installing Tenant's computers, telephones or other special equipment and fixtures, and to perform other related activity, and such installations and related activity shall not be considered the commencement of beneficial use of the Building One Premises by Tenant. Any and all installations and other related activity by Tenant or its contractors prior to the Extended Lease Term Commencement Date shall be coordinated with Landlord and its general contractor to insure that Tenant's work in and to the Building One Premises does not interfere with the work being performed by Landlord and its contractors. All terms and conditions of the Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV thereof shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay rent. Notwithstanding the foregoing, if Landlord is delayed in completing the renovation, modification and construction of the tenant improvements in the Building One Premises as a result of (i)) the actions or inactions of Tenant or any of its agents, employees, contractors, subcontractors or consultants, (ii) Tenant's request for changes in or modifications to the Space Plan showing changes to the Building One Premises attached hereto as Exhibit 2 and made a part hereof or (iii) any other causes, directly or indirectly, within Tenant's control or beyond Landlord's control, then for purposes of determining the Extended Lease Term Commencement Date, the Premises shall be deemed to have been substantially completed on the date reasonably determined by Landlord's architect or contractor.

              (c) Tenant shall not be entitled to move equipment or furnishings into the Building One Premises without the prior written consent of Landlord. If such consent is granted and Tenant begins to move equipment and/or furnishings into the Building One Premises prior to the Extended Lease Term Commencement Date, (i) Tenant shall do so at its own risk, (ii) Landlord shall not be liable for any damage or injury to persons or property resulting therefrom, (iii) Tenant shall indemnify and hold harmless Landlord from and against any and all actions, demands, claims, injuries, damages, or liabilities arising out of or resulting from any actions of Tenant, its agents, employees or contractors in or around the Building and the Building One Premises during the time Tenant is conducting such activity, and (iv) all other terms and conditions of the Lease, including, without limitation, the insurance and waiver of liability provisions set forth in Articles XII and XIV of the Lease, shall apply to and be effective during such period of occupancy of the Building One Premises except for the obligations to pay rent, which obligation shall commence on the Extended Lease Term Commencement Date.

              (d) Landlord presently anticipates that the Building One Premises will be ready for occupancy by Tenant on or about September 1, 2000. In the event that the delivery of possession of the Building One Premises to Tenant is delayed, regardless of the reasons or causes of such delay, the Lease with respect to the Building One Premises shall not be rendered void or voidable as a result of such delay, and the term of the Lease with respect to the Building One Premises shall commence on the Extended Lease Term Commencement Date, as determined in accordance with Paragraphs 3(a) and (b) above. In no event shall Landlord have any liability whatsoever to Tenant on account of any such delay. Notwithstanding anything to the contrary in this Amendment, in the event delivery of the Building One Premises to Tenant is delayed to causes within Landlord's


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reasonable control, including, without limitation, delays caused by Landlord's architect, Tenant, until such time as the Building One Premises are substantially complete, shall continue to use and occupy the Original Premises and the Additional Premises under the same terms and conditions as are set forth in the Lease, except that Tenant shall not be obligated to pay to Landlord "hold over rent" as set forth in the provisions of Article XXII of the Lease.

              (e) Promptly after each of the Extended Lease Term Commencement Date, Landlord and Tenant shall execute a written declaration setting forth the Extended Lease Term Commencement Date, the date upon which the Lease Term will expire and the other information set forth in the form of declaration attached to the Lease as Exhibit E.

              (f) As of the Extended Lease Term Commencement Date, the term "Lease Year" shall mean the twelve (12) calendar month period commencing on the Extended Lease Term Commencement Date and each 12 calendar month period thereafter, except that if the Extended Lease Term Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year of the Extended Lease Term shall also include the period from the Extended Lease Term Commencement Date to the first day of the following month.

         4. Base Rent. (a) Commencing on the Extended Lease Term Commencement Date and continuing throughout the Extended Lease Term, Tenant shall pay to Landlord as annual base rent for the Additional Space an amount equal to the product of (i) Thirty-Three Dollars and Seventy-Five Cents ($33.75) multiplied by (ii) the number of square feet of Net Rentable Area in the Building One Premises, which amount shall be increased pursuant to the provisions of subparagraph (b) below. The annual base rent for the Building One Premises shall be payable as provided in Sections 3.1 and 3.3 of the Lease. Tenant shall not be entitled to nor shall Tenant receive an abatement of rent with respect to the Building One Premises.

              (b) Commencing on the first (1st) day of the second (2nd) Lease Year during the Extended Lease Term (which is anticipated to be September 1,
2001) and on the first day of each and every Lease Year thereafter during the Extended Lease Term (i.e. each September 1), the annual base rent per square foot of Net Rentable Area in the Building One Premises payable for such Lease Year shall be increased by three percent (3%) of the annual base rent per square foot of Net Rentable Area in the Building One Premises payable for the immediately preceding Lease Year.

              (c) Tenant's obligation to pay annual base rent, additional rent and all other sums and charges due in accordance with the terms and provisions of the Lease shall continue in full force and effect with respect to the Original Premises and the Additional Premises. Except as provided in Paragraph 21 below, provided Tenant complies with the terms hereof, Tenant shall have no further obligations with respect to the Additional Space following the day immediately preceding the Extended Lease Term Commencement Date.

         5. Additional Rent. (a) Tenant shall make estimated monthly payments in respect of Additional Rent with respect to the Premises (i.e. the Original Premises and the Additional Premises), as provided in Article IV of the Lease, through and including the day prior to the Extended Lease Term Commencement Date. Tenant's obligation with respect to payment of Additional Rent with respect to the Original Premises and the Additional Premises accruing through the day prior to the Extended Lease Term Commencement Date pursuant to Article IV of the Lease, as well as Landlord's obligation to refund any overpayment made with respect to the Original


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Premises and the Additional Premises by Tenant in respect of Additional Rent accruing through the day prior to the Extended Lease Term Commencement Date, shall survive the expiration of the initial Lease Term.

              (b) The provisions of Article IV of the Lease, respecting the payment by Tenant of its proportionate share of increases in certain operating expenses incurred by Landlord in the operation of the Office Complex and Building One, shall continue to be applicable to the Lease, provided, however, that commencing on the Extended Lease Term Commencement Date (i) the Base Year shall be the twelve (12) month period commencing January 1, 2001 and ending December 31, 2001. Accordingly, commencing on the Extended Lease Term Commencement Date, (ii) Tenant's proportionate share of increases in such operating expenses shall be determined with reference to the Premises, as amended hereby, (iii) the Base Year Operating Expenses shall be deemed to be the actual Operating Expenses incurred by Landlord in connection with the management and operation of the Office Complex and Building One during the Base Year, as defined in the preceding sentence, (iv) Tenant shall commence paying its proportionate share of Operating Expenses in January 2002, (v) as of the Extended Lease Term Commencement Date, the numerator for determining Tenant's proportionate share of Operating Expenses shall be as set forth in subparagraphs 2(a) above and (vi) the percentage set forth in Section 4.1(f) of the Lease with respect to the cap on increases in Controllable Operating Expenses shall be reduced from eight percent (8%) to six percent (6%).

         6. Condition of the Premises. (a) The Building One Premises shall be delivered to and accepted by Tenant in their present "as-is" condition, except that Landlord during the first six (6) months of the Extended Lease Term shall cause certain alterations, renovations and modifications to be made to the tenant improvements in the Building One Premises in accordance with (i) a space plan for the Building One Premises to be prepared by Greenwell Goetz Architects (the "Space Plan"), which Space Plan shall be subject to Landlord's and Tenant's prior written review and once approved shall be attached hereto as Exhibit 2 and made a part hereof, and (ii) the construction drawings and specifications which shall be based on the Space Plan and which shall be prepared by Greenwell Goetz Architects and shall be subject to the prior written approval of Landlord and Tenant (the Space Plan and the construction drawings and specifications are referred to collectively herein as the "Space Plan and Construction Drawings").

              (b) All alterations, renovations, modifications and improvements which are to be made to the Building One Premises pursuant to this Paragraph 6 shall be done in accordance with the Space Plan and Construction Drawings, (ii) shall be subject to the provisions of this Paragraph 6 and Article IX and
Article XIII of the Lease and (iii) shall be made at Tenant's sole cost, and expense; provided, however, that Landlord agrees to provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") in an amount equal to the product (x) of Eighteen Dollars ($18.00) multiplied by (y) the number of square feet of Net Rentable Area in the Building One Premises. The Tenant Improvement Allowance shall be applied, as hereinafter set forth, to all "hard" and "soft" costs incurred in connection with the design, modification, alteration, renovation, construction and installation of the tenant improvements in the Building One Premises, including, without limitation, any and all architectural, engineering and consulting fees and cabling and wiring fees in connection therewith. In the event the entire Tenant Improvement Allowance is not fully utilized during the first six (6) months of the Extended Lease Term in connection with designing, renovating, altering and upgrading the tenant improvements in the Building One Premises, such unused portion of the Tenant Improvement Allowance shall be applied against the seventh and any


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subsequent installment(s) of base rent due with respect to the Building One
Premises pursuant to Paragraph 4 hereof.

              (c) Landlord's contractor shall perform the alterations, renovations and improvements which Tenant to the Building One Premises in accordance with this Paragraph 6. Tenant agrees to pay Landlord, promptly upon being billed therefor, all costs and expenses incurred by Landlord in connection therewith in excess of the Tenant Improvement Allowance provided in subparagraph
(b) above. Such costs and expenses shall include all reasonable and customary amounts charged by Landlord's contractor for performing such work and providing such materials (including the contractor's and its subcontractors' general conditions, overhead and profit)), plus an amount equal to three percent (3%) of the contractor's and its subcontractors' charges as compensation for Landlord's construction and installation of the tenant improvements in the Building One Premises. Landlord shall not charge a fee in connection with its supervision of construction and installation of the tenant improvements in the Building One Premises. Tenant shall be billed for thirty percent (30%) of the costs and expenses in excess of the Tenant Improvement Allowance provided in subparagraph
(b) above upon approval of the cost estimates by Tenant for such work and materials. Thirty percent (30%) of all such costs and expenses in excess of the Tenant Improvement Allowance shall be due and payable when such work is one-half (1/2) completed, as determined by Landlord's architect and/or contractor in its professional judgment, and thirty percent (30%) of all such costs and expenses in excess of the Tenant Improvement Allowance shall be due and payable upon substantial completion of the work in the Building One Premises, as determined by Landlord's architect or contractor, in its professional judgment. The remaining ten percent (10%) of such costs and expenses in excess of the Tenant Improvement Allowance shall be due and payable upon completion of the work set forth in the Punchlist, as defined in subsection (f) below.

              (d) Landlord shall obtain bids for the performance of the work described in this Paragraph 6 from at least three (3) reputable independent general contractors. Tenant shall have the right to designate by indicating the same in writing to Landlord not more than five (5) business days after the date that Tenant executes and delivers this Agreement to Landlord, one (1) qualified, licensed contractor to be included among the contractors from whom bids are solicited, subject to Landlord's reasonable approval of the contractor thus designated by Tenant. Upon receipt and comparison of the bids received from such contractors, Landlord after consultation with Tenant, shall engage from the three bidders, a contractor to perform the work (the "Contractor") described in this Paragraph 6. Landlord, Tenant and the Contractor shall establish a mutually agreeable construction schedule (the "Construction Schedule") and shall review submission procedures and such other controls as are necessary for the timely and efficient completion of the improvements and alterations to the Building One Premises. Landlord shall cause the Contractor to obtain competitive bids from all major trades (e.g. electrical, plumbing, drywall and millwork) performing work in the Building One Premises, unless such competitive bids were obtained or submitted in connection with the selection of the Contractor. In connection with its performance of the work described in this Paragraph 6 Landlord shall cause the Contractor to obtain any occupancy permit required for Tenant to lawfully occupy the Building One Premises.

              (e) Landlord agrees to repair and correct or cause to be repaired and corrected any work or materials installed by Landlord or its contractor in the Building One Premises pursuant to this Paragraph 6, that prove to be defective as a result of faulty materials, equipment or workmanship and that appear within one (1) year of the date of substantial completion of the work described in this Paragraph 6, provided, however that Landlord shall cause latent defects in work or materials


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installed by Landlord or its contractor in the Building One Premises to be repaired and/or corrected, promptly after it receives notice of such latent defect from Tenant. Landlord shall not be responsible to repair or correct any defective work or material installed by Tenant or by any contractor other than Landlord's contractor or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, guests, licenses, subtenants or other occupants of the Building One Premises.

              (f) After substantial completion, as determined by the Contractor in its professional judgment, Landlord (or Landlord's representative), Tenant (or Tenant's representative) and Landlord's architect shall conduct an inspection of the Building One Premises to document (i) the condition of the finishes within the Building One Premises and (ii) those items of equipment and fixtures which are damaged and/or incomplete and can be repaired or completed after the Building One Premises (or the applicable portion thereof) have been occupied by Tenant without causing substantial interference with Tenant's use of the Building One Premises (the "Punchlist"). Landlord or the Contractor shall correct or undertake to correct each item on the Punchlist within thirty (30) days of the date on which the Punchlist is agreed upon by Landlord, Tenant and Landlord's architect, or such longer time as may be required to obtain necessary materials or labor provided that Landlord shall use its reasonable efforts to cause the correction of the Punchlist items to be performed diligently. Except as otherwise provided in this Paragraph 6(f) and subject to the provisions of subsection (e) above, Tenant's taking possession of the Building One Premises shall constitute Tenant's acknowledgment that the Building One Premises are in good condition and that all work and materials are satisfactory

              (g) Prior to proceeding with any change to the work to be performed in the Building One Premises pursuant to this Paragraph 6, Landlord and Tenant shall mutually agree in writing on the number of days of delay, if any, in substantial completion of the Premises shall be attributable to such requested change. If Landlord and Tenant have mutually agreed, pursuant to the preceding sentence, that one or more change requested by Tenant will cause an agreed upon (in good faith) number of days of delay in substantial completion of the Building One Premises, the Building One Premises shall be deemed to have been substantially completed on a date that is such agreed upon number of days prior to the actual date of substantial completion determined by the Contractor in its professional judgment.

              (h) Except as otherwise provided in Paragraph 6(a) above, Tenant agrees to be responsible for the construction and installation of any and all tenant improvements in the Building One Premises at Tenant's sole expense. All tenant improvements constructed or installed in the Building One Premises by Tenant shall be done in accordance with Tenant's plans therefor, which plans shall be subject to the prior approval of Landlord, and shall otherwise be done or provided in accordance with the provisions of Article IX and Article XIII of the Lease including, without limitation, the insurance provisions thereof. All improvements constructed or installed in the Premises shall remain upon and be surrendered with the Building One Premises at the expiration of the Building One Premises Term unless (i) Tenant requests, when it submits its plans and specifications for such improvements to Landlord for Landlord's approval, Landlord's consent to Tenant's removal of such improvements upon the expiration or earlier termination of the Lease Term and Landlord so consents or (ii) Landlord specifies in its approval of the plans and specifications for such improvements that Tenant must remove the improvements upon the expiration or earlier termination of the Building One Premises Term.


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              (i) Except as is otherwise provided in this Paragraph 6, Landlord shall not make and shall have no obligation to make any alterations (structural or otherwise), decorations, additions, improvements or repairs in or to the Building One Premises whatsoever.

         7. Tenant's Equipment. Article XI, Tenant's Equipment, of the Lease hereby is amended by adding the following Section 11.2 at the end thereof:

           11.2 (a) Subject to the satisfaction, in Landlord's reasonable judgment, of all of the conditions set forth in this Section, Tenant, at Tenant's sole cost and expense, may install and once installed shall maintain one (1) satellite or other telecommunications related dish (the "Satellite Dish") on the roof of Building One for use in connection with Tenant's business in the Premises. Notwithstanding anything in this Section 11.2 to the contrary, Tenant shall not be permitted to install the Satellite Dish unless (I) Landlord, at Tenant's reasonable expense, determines that there is room on the roof of Building One for the Satellite Dish and that the Satellite Dish shall not materially interfere with any other satellite dish or antenna of any other tenant in Building One or the Complex, (II) the Satellite Dish conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional reasonably approved by Landlord (the "Satellite Dish Drawings"), which Satellite Dish Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, (III) Landlord approves, which approval shall not be unreasonably conditioned or delayed, the size, capacity, power, location and proposed placement of the Satellite Dish and (IV) Tenant obtains and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Satellite Dish equipment upon Building One. Tenant, at Landlord's direction, shall cause the Satellite Dish to be painted in a non-metallic paint. No promotional or advertising matter or signage shall be attached to, painted or displayed on the Satellite Dish. In addition, if the installation of the Satellite Dish on the roof of Building One would damage or penetrate the roof of Building One, then Tenant shall not be permitted to install the Satellite Dish unless Tenant warrants and guaranties the roof to the extent that Landlord will lose its existing roof warranty or guaranty and unless Landlord approves, in writing, any such adverse effect to Building One's structure or service systems or any such structural alteration, which approval may be granted or withheld by Landlord in its sole discretion. The Satellite Dish shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be property maintained by Tenant, all at Tenant's sole expense. At the expiration or earlier termination of the Lease Term, the Satellite Dish shall be removed from the roof of Building One at Tenant's sole cost and expense and the roof of Building One shall be returned to the condition it was in prior to the installation of the Satellite Dish. Tenant shall pay all subscription fees, usage charges and hook-up and disconnection fees associated with Tenant's use of the Satellite Dish and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance provisions set forth in Article XIII and the maintenance, repair, release and indemnification provisions set forth in Sections 8.1, 8.2, 9.4, 9.5, 15.1 and
15.2 hereof, shall apply and be applicable to Tenant's installation, operation, maintenance and removal of the Satellite Dish.

              (b) (i) Tenant expressly acknowledges and agrees that its use of the roof of Building One in nonexclusive and that Landlord and other tenants in the Complex shall have access to the roof of Building One at all times. Landlord retains the right to grant licenses and other use and occupancy rights to other tenants in Building One and the Complex and to other third parties in Landlord's sole discretion.


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                  (ii) Landlord agrees that it shall not grant tenants who
execute Leases for space in Building One after the date of this Lease the right to install antennas, dishes or other equipment on the roof of Building One which would, after consultation with Tenant, materially and adversely interfere with the Satellite Dish. Landlord agrees that if, after the date of this Lease, any other tenant in Building One or any other entity that has the right to use the roof of Building One (each a "Rooftop Rights Tenant") notifies Landlord of its desire to place an antenna, dish or other equipment on the roof of Building One Landlord shall notify Tenant (a "Rooftop Notice") of such request and with such notice shall provide Tenant with any information then available to Landlord regarding the antenna, dish or equipment which such Rooftop Rights Tenant desires to install on the roof of Building One. Tenant shall notify Landlord ("Tenant's Rooftop Notice") within five (5) days after its receipt of a Rooftop Notice whether Tenant believes that the antenna, dish or equipment which such Rooftop Rights Tenant desires to place on the roof of Building One would materially and adversely impact the performance of Tenant's Satellite Dish. Tenant's Rooftop Notice shall state in reasonable detail the reasons, if any, why and how the antenna, dish or equipment which the Rooftop Rights Tenant desires to place on the roof of Building One would interfere with the Satellite Dish and offer reasonable alternative(s) to the placement of such Rooftop Rights Tenant's antenna, dish or equipment. Landlord and Tenant shall work with any Rooftop Rights Tenant in determining an acceptable location for such Rooftop Rights Tenant's antenna, dish or other equipment. Except as otherwise provided herein, nothing in this Section 11.2(b) shall restrict Landlord's rights to allow other tenants in Building One or elsewhere in the Complex or other entities with whom Landlord or its affiliates may contract, license or otherwise agree to install, use, maintain, repair, operate, repair or remove any antenna, dish or other equipment on or from the roof of Building One.

              (c) Landlord agrees that during the normal hours of operation of Building One as set forth in Section 11.2 hereof, Tenant, its agents and/or representatives shall be permitted use of and access to the roof of Building One and the Land for purposes of examination, maintenance and repair of the Satellite Dish. Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Satellite Dish on the roof of Building One.

              (d) In the event Landlord contemplates repairs to the roof of Building One which (i) require the temporary removal or relocation of the Satellite Dish or (ii) may result in an interruption in Tenant's telecommunications services, Landlord shall notify Tenant promptly after it schedules such work but in any event, not less than ten (10) business days prior to commencing such work in order to allow Tenant to make other arrangements for such services, except in the event of an emergency, in which case Landlord shall give Tenant reasonable prior written or verbal notice of such work. In the event such temporary removal or relocation of the Satellite Dish is necessary, Landlord agrees to use its reasonable efforts to provide alternate space to Tenant that is reasonable acceptable to Tenant for a temporary Satellite Dish. Tenant shall perform such relocation and all reasonable and customary costs of removal, relocation and re-installation actually paid by Tenant to independent third parties shall be borne by Landlord. The preceding sentence notwithstanding, Tenant shall bear the cost of any repairs to the roof of Building One and any equipment, machinery or other antennas, dishes or other items which are damaged by Tenant in connection with such removal, relocation and re-installation of the Satellite Dish. Landlord shall not be liable to Tenant for any cessation or interruption of Tenant's telecommunications services.

              (f) Except as shown on the Satellite Dish Drawings, Tenant shall not make any modification to the design, structure or systems of Building One, required in connection with the installation of the Satellite Dish without Landlord's prior written approval of such modification and the plans therefor, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion.

              (g) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Satellite Dish. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Satellite Dish, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease. Landlord agrees that it shall cooperate with Tenant in securing all necessary permits and approvals for the Satellite Dish, provided, however, that Landlord shall not be obligated to spend any monies in connection with obtaining such permits and approvals.

              (h) Landlord makes no representations or warranties concerning the suitability of the roof of Building One for the installation operation, maintenance and repair of the Satellite Dish, Tenant having satisfied itself concerning such matters.

              (i) During any period that the Satellite Dish is located on the roof of Building One, Tenant shall pay as additional rent to Landlord, on the first day of each month, a monthly fee (the "Satellite Dish Charge") of Two Hundred Dollars ($200.00), which monthly fee shall be paid along with the base rent in accordance with Section 3.1 of this Lease. Such monthly fee for any period less than a month shall be apportioned based upon the number of days in that month. On the first day of each Lease Year after placement of the Satellite Dish on the roof, the Satellite Dish Charge shall be increased to equal the product of the Satellite Dish Charge in effect during the immediately preceding Lease Year multiplied by 103%.

              (j) It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of the satellite dish or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of the satellite dish, Tenant shall remove or relocate the satellite dish at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

              (k) The satellite dishes may be used by Tenant only in the conduct of Tenant's customary business in the Premises; provided, however, that Tenant's subtenants permitted or approved in accordance with the provisions of Article VII of the Lease may share in the use of Tenant's satellite dishes. No assignee of Tenant (other than an assignee permitted or approved in accordance with the provisions of Article VII of the Lease) shall have any rights pursuant to this
Section 11.2.

              (1) Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the satellite dish. Landlord shall have no liability on account of any damage to or interference with the operation of the satellite dishes except for physical damage caused by Landlord's gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for satellite dishes placed on the roof of Building One to receive or transmit signals. The operation of the satellite dishes shall be at Tenant's sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located on the roof of Building One prior to the installation of Tenant's satellite dishes, or any such equipment thereafter installed by Landlord in connection with operation of Building One.

         8. Signs and Furnishings. Section 10.1 of the Lease hereby is amended by deleting the fifth (5th) sentence thereof in its entirety and substituting the following sentence therefore:

            "In addition Landlord shall provide Tenant with fifteen (15) lines on the Building One directory."

         9. Parking. Effective on the Extended Lease Term Commencement Date,
Section 24.1 of the Lease hereby is deleted in its entirety and the following hereby is substituted therefore:

         24.1 During the Extended Lease Term, upon the request of Tenant, Landlord agrees to make available to Tenant and its employees and to Tenant's permitted subtenants monthly parking permits in an amount not to exceed three (3) parking permits for each 1,000 square feet of Net Rentable Area in the Premises for the parking of standard-sized passenger automobiles in the garage beneath the Office Complex (the "Garage") or in the surface parking areas of the Office Complex not designated for the exclusive use of particular tenants in the Office Complex, such permits to be used for surface or Garage parking at Landlord's sole discretion. During the first Lease Year of the Extended Lease Term, the charge for such permits shall be Sixty Dollars ($60.00) per permit per month. Thereafter, the charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage; provided, however, that in no event shall the monthly charge for such permits in any twelve (12) month period be increased by more than Five Dollars ($5.00) per month per permit. Notwithstanding the foregoing, Landlord does not guarantee the availability of such monthly parking permits to Tenant following the first (1st) Lease Year if and to the extent that Tenant does not purchase such monthly parking permits during the first (1st) Lease Year.

         10. Storage Space. If available, as determined by Landlord in its sole judgment, Landlord, at Tenant's option, agrees to lease to Tenant, storage space on the P-[2] level of the Garage. For a period of three (3) business days after receipt of notice (the "Storage Space Availability Notice") from Landlord that storage space is available, Tenant shall have the right to lease such storage space from Landlord upon the terms and conditions set forth herein. The exact size and location of the storage space shall be determined by Landlord in its sole discretion and shall be identified in the Storage Space Availability Notice. Tenant shall pay annual rent for such storage space in an amount equal to Eight Dollars and Fifty Cents ($8.50) multiplied by the total number of square feet of storage space (the "Storage Rent"). The Storage Rent shall be increased annually as provided in Paragraph 4(b) of this Agreement. The Storage Rent shall be payable in equal monthly installments, without setoff, deduction or demand, in advance, on the first day of each month during the Lease Term. All of the terms, covenants, conditions and provisions of the Lease, as modified hereby where applicable, except Article V thereof, shall apply to the storage space leased to Tenant. Tenant shall lease the storage space in its "as is" condition and Landlord shall not be obligated to provide any alterations or improvements to the storage space.

         11. Renewal. Rider No.1 to the Lease hereby is deleted in its entirety and the following substituted therefore:

         Landlord hereby grants to Tenant the conditional right, exercisable at Tenants option, to renew the term of the Lease for two (2) additional terms of five (5) years each. If exercised and if the conditions applicable thereto have been satisfied, the first such renewal term (the "First Renewal Term") shall commence immediately following the end of the Extended Lease Term provided in Paragraph 1(a) above and the second such renewal term (the "Second Renewal Term") shall commence immediately following the end of the First Renewal Term. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

              (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice of the exercise thereof (the "renewal option notice") not less than nine (9) months and not more than twelve
(12) prior to the expiration of the preceding term of the Lease. The preceding sentence notwithstanding, Tenant, at its election, may exercise its right with respect to the Second Renewal Term concurrently with its exercise of its right of renewal with respect to the First Renewal Term. In the event that a renewal option notice is not given in a timely manner, Tenant's right of renewal with respect to such Renewal Term, and any subsequent Renewal Term, shall lapse and be of no further force or effect. If Tenant is in monetary default under the Lease, beyond any applicable notice and cure period, on the date either renewal option notice is given or any time thereafter, beyond any applicable notice and cure period, on or before the Commencement Date of such Renewal Term, then, at Landlord's option, the renewal option notice shall be totally ineffective and Tenant's right of renewal as to such Renewal Term shall lapse and be of no further force of effect.

              (b) Promptly following Landlord's timely receipt of the renewal option notice for each Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of such Renewal Term, it being intended that such annual base rent shall be equal to the then prevailing fair market rent for the Premises. The parties shall have thirty (30) days after Landlord's receipt of each renewal option notice in which to agree on the base rent which shall be payable during each year of the applicable Renewal Term. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market for first class office buildings in the North Bethesda, Montgomery County, Maryland area, (ii) rental rates then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building and the Office Complex in the North Bethesda. Montgomery County, Maryland area, (iii) the rental rates then being obtained by Landlord for comparable office space, in "as is" condition, in the Building and the Office Complex, (iv) escalations and pass through provided in the Lease, (v) concession packages then being obtained (or offered if comparables are not readily available) by other building owners for office buildings in the North Bethesda, Maryland area, of comparable size, location and quality to the Building and the Office Complex and (vi) concession packages then being obtained by Landlord for comparable office space in "as-is" condition in the Building and the Office Complex. In no event, however, shall the base rent payable during any year of any Renewal Term be less than the base rent in effect under the Lease during the Lease Year immediately preceding the commencement of such Renewal Term. If during such thirty (30) day period, the parties agree on the base rent payable during each year of a Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.

              (c) If, during such thirty (30) day period referred to in subparagraph (b) above, the parties are unable to agree on the base rent payable during the applicable Renewal Term, then Tenant shall have the option either (A) to rescind its renewal option notice or (B) to agree that the fair market rent shall be determined in accordance with the appraisal procedure set forth in this subparagraph (c). Tenant shall exercise its option by giving Landlord written notice of its election within five (5) days of the termination of the thirty
(30) day period provided for in subparagraph (b) above. If Tenant elects to rescind its renewal option notice, Tenant's right to renew the term of the Lease, and any subsequent renewal right, shall lapse and be of no further force or effect. If Tenant shall fail to notify Landlord of its election to rescind its renewal option notice, Tenant shall be deemed to have agreed that the fair market rent for the Premises shall be determined in accordance with the procedure set forth in this subparagraph (c). If Tenant shall elect to proceed with the appraisal procedure provided in this subparagraph (c) then, within ten
(10) days after Landlord's receipt of Tenant's election to proceed with the appraisal procedure, or, if Tenant fails to notify Landlord of its election, within ten (10) days after Tenant was obligated to provide Landlord with notice of its election, the parties shall appoint an independent third-party real estate broker who shall be mutually agreeable to both Landlord and Tenant, shall be a commercial real estate broker licensed to do business in Montgomery County, Maryland for a period of not less than ten (10) consecutive years, and shall be knowledgeable in office rentals in the North Bethesda, Maryland area. If the parties are unable to agree on such a broker within such ten (10) day period, then each party, within five (5) days after the expiration of the aforesaid ten
(10) day period, shall appoint a broker (with the same qualifications) and the two (2) shall together appoint a third broker with the same qualifications. The broker or brokers so appointed then shall determine, within sixty (60) days after the appointment of such broker or brokers, the then fair market base rent for the Premises. Among the factors to be considered by the broker(s) in determining the fair market base rent for the Premises shall be those factors set out in subparagraph (b) above. In addition, the broker(s) shall follow the Real Estate Valuation Rules of the American Arbitration Association. The figure arrived at by the broker (or the average of the figures arrived at by the three brokers, if applicable) shall be used as the fair market base rent for such renewal term. If the three broker method is chosen, then if any broker's estimate of fair market base rent is either (I) less than ninety percent (90%) of the average figure or (II) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two (2) figures falling within such a range of percentages, (2) the remaining figure which is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) figures. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

              (d) During each Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the base rent payable during each year of each Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in subparagraphs (b) and (c) above, (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the Second Renewal Term.

              (e) In the event that Tenant's right of renewal with respect to the First Renewal Term shall lapse for any reason, Tenant's right of renewal with respect to the Second Renewal Term shall similarly lapse and be of no further force or effect.

              (f) Tenant's rights of renewal under this Paragraph 11 are personal to and may be exercised only by e-centives, Inc. and shall not be exercisable by any assignee or subtenant of e-centives, Inc., other than a permitted assignee under this Lease.

              (g) Tenant shall not he entitled to exercise its rights under this Paragraph 11 to renew the Renewal Term if at the time Tenant would otherwise be entitled to exercise its right of renewal Tenant is occupying less than fifty percent (50%) of the Premises.

         12. Broker. Landlord recognizes Jones Partners, LLC and Insignia/ESG as the brokers procuring this Agreement and shall pay said brokers a commission pursuant to a separate agreement between said brokers and Landlord. Landlord and Tenant each represents and warrants to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Agreement, other than the brokers named in the first sentence of this Paragraph 12.

         13. Incorporation of Lease Terms. All of the terms, conditions, covenants and agreements set forth in the Lease, as hereby amended, (a) are incorporated herein by reference, (b) shall remain in full force and effect and
(c) shall be applicable to and binding upon the lease of Additional Premises except to the extent expressly modified herein.

         14. Vacation of Original Premises and Additional Premises. (a) On or before the Extended Lease Term Commencement Date Tenant shall vacate the Original Premises and the Additional Premises and surrender them to Landlord in broom clean condition, in the same order and condition in which they existed on the Lease Commencement Date and the Lease Commencement Date-II, respectively, ordinary wear and tear excepted, and otherwise in accordance with the terms of the Lease pertaining to surrender and condition of the Premises. Tenant, in accordance with the provisions of the Lease, shall remove from the Original Premises and the Additional Premises, on or before the Extended Lease Term Commencement Date all of its personal property, moveable furnishings, furniture and equipment. Tenant shall repair, at its expense and to the reasonable satisfaction of Landlord, any and all damage caused by such removal. Tenant's obligation to observe and perform the covenants provided in this Paragraph 14 shall survive the termination of Tenant's obligations with respect to the Original Premises and the Additional Premises.

              (b) Notwithstanding anything to the contrary in this Paragraph 14 or elsewhere in this Amendment, Tenant shall not be required to vacate the Original Premises or the Additional Premises until the Building One Premises are substantially complete, as defined in Paragraph 6 hereof. Tenant acknowledges that, subject to the provisions of Paragraphs 3 and 6 hereof and the Construction Schedule, Tenant may be paying base rent with respect to both the Premises and the Building Two Premises for a period of time.

         15. Corporate Authority. Tenant hereby represents and warrants to Landlord that all necessary corporate action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so.

         16. Exhibits. This Amendment includes and incorporates Exhibits 1, 2 and 3 attached hereto.

         17. Early Entry. Notwithstanding anything in this Agreement or the Lease to the contrary, commencing on the day after the date on which this Agreement is executed by Tenant, Landlord, its employees, contractors, architects, engineers and consultants and representatives of prospective tenants, shall be allowed access to the Original Premises and the Additional Premises, without charge therefor, during normal hours of operation of Building Two, to examine and inspect the Original Premises and the Additional Premises and to prepare plans and drawings for the renovation and modification of the Original Premises and the Additional Premises.

         18. Subordination. Landlord shall use reasonable efforts to obtain from Teachers Insurance and Annuity Association ("TIAA"), the holder of the beneficiary's interest under the deed of trust currently secured by Building One and the Complex, with respect to Tenant's use and occupancy of the Building One Premises, a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") on TIAA's standard form, to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under the Lease, including this Amendment, the terms and conditions of this Lease shall continue in full force and effect and Tenant's possession, use and occupancy of the Building One Premises shall not be disturbed during the term of the Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust.

         19. Mutual Negotiation. Landlord and Tenant each hereby covenant and agree that each and every provision of this Agreement has been jointly and mutually negotiated and authorized by both Landlord and Tenant and in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

         20. Release. Provided the conditions set forth in paragraphs 2, 4 and 5 hereof shall have been fully satisfied and except as provided in paragraphs 2, 4 and 5 hereof, commencing on the day after the Extended Lease Term Commencement Date, Tenant shall be relieved of all further liability under the Lease with respect to the Original Premises and the Additional Premises only.

         21. Landlord's address. All notices to Landlord or other communications required in connection with the Lease shall be addressed to Landlord in care of Boston Properties, Inc., 401 9th Street, N.W., Suite 700, Washington, D.C. 20004.

         22. Expansion Space. Article XXV, Expansion Space, of the Lease hereby is deleted in its entirety.

         23. Security Deposit. (a) Simultaneously with the execution of this Agreement, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit (the "Letter of Credit") in the amount of Five Hundred Forty Two Thousand Nine Hundred Eighty Three Dollars and Fifty Cents ($542,983.50) as an increased security deposit (the "Increased Security Deposit") subject to the following terms and conditions. The Letter of Credit shall be (a) in form and substance satisfactory to Landlord in its sole discretion; (b) at all times in the amount of the Increased Security Deposit, and shall permit multiple draws;
(c) issued by Chevy Chase FSB; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of Building One or, at Landlord's option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to the Office of General Counsel located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815 a simple sight draft and certificate stating that Landlord is entitled to collect the face value of the letter of credit or an identified portion thereof; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least
P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten
(10) day period). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Increased Security Deposit or the security deposit. Except as expressly provided herein, the Increased Security Deposit shall be subject to all of the terms and conditions of the Lease applicable to the security deposit.

               (b) Provided that as of the applicable Reduction Date (as defined below) no default on the part of Tenant under this Lease shall then be in existence and no Event of Default (as defined in Section 19.1) has occurred hereunder, Tenant shall have the right with respect to each Reduction Date to reduce the portion of the security deposit posted as a Letter of Credit by the amount set forth below with respect to each Reduction Date:

                                             SECURITY  DEPOSIT
REDUCTION DATE                               REDUCTION AMOUNT
FIRST DAY OF SECOND LEASE YEAR               20% OF THE
                                             OUTSTANDING LETTER
                                             OF CREDIT AMOUNT
FIRST DAY OF THIRD LEASE YEAR                20% OF THE
                                             OUTSTANDING LETTER
                                             OF CREDIT AMOUNT
FIRST DAY OF FOURTH LEASE YEAR               20% OF THE
                                             OUTSTANDING LETTER
                                             OF CREDIT AMOUNT

If all of the aforesaid conditions are met, the Increased Security Deposit shall be so reduced in accordance with this Paragraph 24(b). Notwithstanding anything herein to the contrary, if an Event of Default has occurred, then there shall occur no further reduction in the Increased Security Deposit. Such reduction shall occur by means of delivery by Tenant to Landlord of a substitute Letter of Credit in such amount and in strict conformity with the terms of this Paragraph 24, in which event, the original Letter of Credit will be promptly returned to Tenant.

         25. Maintenance and Repairs. Section 8.3 of the Lease hereby is amended by adding the following clause at the end thereof:

         "Landlord shall cause the common and public areas and primary function areas of Building One which are under Landlord's sole and exclusive control to comply in all material respects with all applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder (collectively, the "ADA"). [Landlord represents that, as of the date of this Lease, to the best of its actual knowledge, the common bathrooms in the Building One Premises comply with the ADA, except that the vanity counter tops are two inches (2") higher than required by the provisions of the ADA. Landlord agrees that at such time as it is legally obligated to replace and/or to lower the vanity counter tops in the common bathrooms in the Building One Premises in order to comply with the requirements of ADA, it shall do so and Tenant shall have no responsibility, monetary or otherwise, for the replacement of the vanity counter tops in the common bathrooms in the Building One Premises.]"

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Modification and Extension Agreement as of the date and year first above written.


                                    LANDLORD:
                                    DEMOCRACY ASSOCIATED LIMITED
                                    PARTNERSHIP, a Maryland limited partnership

                                    By:     Boston Properties LLC, a Delaware
                                            limited liability company, its
                                            General Partner

                                    By:     Boston Properties Limited
                                            Partnership, a Delaware limited
                                            partnership, its Managing Member

                                    By:     Boston Properties, Inc., a Delaware
                                            corporation, its General Partner

WITNESS:

/s/ [ILLEGIBLE]                             By: /s/ RAYMOND A. RITCHEY
----------------------------                    ------------------------------
                                                Raymond A. Ritchey, Executive
                                                Vice President

ATTEST:                             TENANT:

                                    e-centives, Inc., a Delaware corporation

By: /s/ [ILLEGIBLE]                 By: /s/ JASON KARP
  --------------------------            ------------------------------

                                    Its:  VP & General Counsel
                                        ------------------------------


[CORPORATE SEAL]

                                 LEASE AGREEMENT
                                DEMOCRACY CENTER
                               BETHESDA, MARYLAND


         THIS LEASE AGREEMENT (the "Lease") is made as of the 23rd day of September, 1997, by and between DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "Landlord"), and EMAGINET, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                    RECITALS:

         A. Landlord is the developer and owner of an office complex known as Democracy Center, located at 6901-6905 Rockledge Drive, West Bethesda, Maryland, situated on certain real property owned by Landlord (all such real property is referred to herein as the "Land"). Said office complex consists of one 15-story office building, two 9-story office buildings, three surface parking areas, a recreation area, a plaza area and a 2-level below grade parking structure serving all of the office buildings. Said office complex is referred to herein as the "Office Complex."

         B. Tenant desires to lease space in the Office Complex and Landlord is willing to rent space in the Office Complex to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

         NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

                                    ARTICLE I
                                  THE PREMISES

         1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, approximately 7,596 square feet of Net Rentable Area, known as Suite 1200, on the twelfth (12th) floor of the fifteen (15) story office building included as part of the Office Complex which office building is known and referred to herein interchangeably either as "Two Democracy Center" or as the "Building." The space which is the subject of this Lease Agreement is hereinafter referred to as the "Premises." The location and configuration of the Premises is outlined in red on Exhibit A attached hereto and made a part hereof.

         1.2 The lease of the Premises includes the right, together with other tenants of the Office Complex and members of the public, to use the common and public areas of the Office Complex subject to the rules and regulations promulgated by Landlord hereunder, but includes no other rights not specifically set forth herein. The lease of the Premises also is subject to any covenants, conditions and restrictions of record.

         1.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall enter into an amendment in substantially the form attached as Exhibit D to this Lease, setting forth the exact number of square feet of Net Rentable Area (as defined in Exhibit D hereto) included in the Premises. The number of square feet of rentable area included in the Premises shall be determined by Landlord's architect in accordance with the provisions of Exhibit D.

                                   ARTICLE II
                                      TERM

         2.1 The term of this Lease (hereinafter referred to as the "Lease Term") shall be for three (3) years, commencing on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and continuing for a period of three (3) years thereafter, unless such Lease Term shall be terminated earlier in accordance with the provisions hereof. (Provided, however, that if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of three (3) years thereafter) The term "Lease Term" shall include any and all renewals and extensions of the term of the Lease.

         2.2 The Lease Commencement Date shall be the earlier to occur of (i) the date on which the construction, installation, modification and renovation of the tenant improvements in the Premises, as described in Section 9.2 hereof, is substantially completed or (ii) the date on which Tenant commences beneficial use of the Premises; provided, however, if Tenant elects to construct or cause to be constructed the renovations and modifications to the Premises described in
Section 9.2 hereof, the Lease Commencement Date shall be the earlier to occur of October 1, 1997 or (i) and (ii) of the first clause of this sentence. For purposes of this Lease, the Premises shall be deemed to be substantially complete when (x) the work described in Section 9.2 has been completed, as certified by Landlord's architect in its professional judgment, except for long-lead specialty items and items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied by Tenant without causing substantial interference with Tenant's use of the Premises and (y) Tenant may lawfully occupy the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move furniture and furnishings into the Premises; provided, however that in the event that Tenant elects that Landlord perform the work described in Section 9.2 below, Tenant and its contractors shall be allowed access to the Premises fifteen (15) days prior to the anticipated date of substantial completion of the modification and renovation of the tenant improvements in the Premises for the purpose of installing Tenant's computers, telephones or other special equipment and fixtures, and to perform other related activity, and such installation and related activity shall not be considered the commencement of beneficial use of the Premises by Tenant. Any and all installations and other related activity by Tenant or its contractors in the Premises prior to the Lease Commencement Date shall be coordinated with Landlord and its general contractor. Landlord and Tenant shall each endeavor to assure that, to the greatest extent possible, any work which it or its contractors is performing in and to the Premises does not interfere with or delay the work being performed by the other and its contractors. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof, shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay rent. Notwithstanding the foregoing, if Landlord is delayed in substantially completing the construction and installation of the alterations and modifications to the Premises due to delays caused, directly or indirectly, by the actions or inactions of Tenant, its employees, agents, consultants, contractors or subcontractors, then, for the purposes of determining the Lease Commencement Date the Premises shall be deemed to have been substantially completed and all necessary permits and approvals issued or granted, as applicable, on the date that the Premises would have been substantially completed if such delay or delays had not occurred.

         2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute, in recordable form, a written declaration setting forth the Lease Commencement Date, the date upon which the Lease Term will expire and the other information set forth therein. The form of such declaration is attached hereto as Exhibit E, and is made a part hereof.

         2.4 (a) Landlord presently anticipates that the Premises will be ready for occupancy by Tenant on or about October 1, 1997, provided that (i) Tenant adheres to the time frames set forth in the construction schedule described in
Section 9.2(c)(i) hereof and (b) Landlord timely receives all required permits and approvals in connection with the performance of the work to be performed in the Premises pursuant to Section 9.2 below. In the event that construction of the Premises or the delivery of possession of the Premises to Tenant is delayed, regardless of the reasons or causes of such delay, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to Section
2.2 hereof. Furthermore, Landlord shall not have any liability whatsoever to Tenant on account of any such delay.

             (b) Notwithstanding anything to the contrary set forth in Section 2.4(a) above, in the event that Snyder Communications, L.P., the current occupant of the Premises, does not vacate the Premises on or before November 1, 1997, then, except as otherwise provided below, Tenant, at its sole option, shall have the right to terminate this Lease by delivering written notice of the exercise of such right of termination to Landlord. Tenant's right to terminate this Lease in accordance with the provisions of this Section 2.4(b) may be exercised by Tenant only during the five (5) day period commencing on November 2, 1997 and terminating on November 6, 1997 and if such right is not exercised by 5:00 p.m. on November 6, 1997, such right of termination shall lapse and expire and be of no further force and effect. In the event this Lease is terminated pursuant to this Section 2.4(b), this Lease shall be null and void and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums paid to Landlord in accordance with Section 3.1 and Section 5.1 below.

         2.5 For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of the month in which the Lease Commencement Date occurs and each successive twelve (12) month period, except that if the Lease Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month.

                                   ARTICLE III
                                    BASE RENT


         3.1 During the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without set off, deduction or demand, an amount equal to the sum of Twenty-Four Dollars ($24.00) multiplied by the total number of square feet of Net Rentable Area in the Premises, which amount shall be subject to adjustment as provided in Section 3.2 hereof. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. Concurrently with the signing of this Lease, Tenant shall pay to Landlord the sum of Fifteen Thousand One Hundred Ninety-Two Dollars ($15,192.00), which sum shall be credited by Landlord toward the monthly installment of base rent due for the first full calendar month falling within the Lease Term. If the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Lease Commencement Date.

         3.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the Lease Term, the annual base rent shall be increased by two and seventy-five one-hundredths percent (2.75%) of the amount of annual base rent payable for the immediately preceding Lease Year.

         3.3 All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.


                                   ARTICLE IV
                                 ADDITIONAL RENT


         4.1 Operating Expenses.

                  (a) Commencing in the calendar year 1999 and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, Tenant's proportionate share of the amount by which actual Operating Expenses (as hereinafter defined) incurred by Landlord in connection with the management and operation of the Office Complex during any calendar year falling entirely or partly within the Lease Term exceed the actual Operating Expenses incurred by Landlord in connection with the management and operation of the Office Complex during the twelve month period (the "Base Year") commencing January 1, 1998, and ending December 31, 1998. For the purposes of this Lease, the actual Operating Expenses incurred by Landlord during the Base Year are referred to as the "Base Year Operating Expenses." For purposes of this Article IV Tenant's proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the total number of square feet of rentable area in the Office Complex, excluding the number of square feet devoted to storage space and parking. As of the date of this Lease, Landlord represents that the denominator of the fraction referred to in the preceding sentence is (i) 680,000 square feet of rentable area when calculating all Operating Expenses other than those Operating Expenses referred to in Sections 4.1 (b)(l)(x) and (xi) below, (ii) 669,538 square feet of rentable area when calculating the Operating Expense referred to in Section 4.1(b)(l)(x) below and (iii) 675,336 square feet of rentable area when calculating the Operating Expense referred to in Section 4.1(b)(1)(xi) below; however, it is understood that the numbers comprising such denominators are subject to change because of changes in the use or configuration of space in the Office Complex or the addition of space to the Office Complex or the deletion of space from the Office Complex or in the amount of space leased by tenants who pay by separate meter for their electrical and/or janitorial and cleaning services. The preceding sentence notwithstanding, Tenant's proportionate share shall increase in the event Tenant expands the Premises. By execution of this Lease, Tenant accepts the basic obligation to pay its proportionate share of increases in Operating Expenses incurred by Landlord above those amounts actually incurred by Landlord in the Base Year. The specific obligations of Tenant with respect to such increases shall be governed by the remaining sections of this Article IV.

                  (b) The Operating Expenses shall include the costs and expenses described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below:

                           (1) Included costs and expenses:

                           (i) Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.

                           (ii) Insurance premiums paid by Landlord.

                           (iii) Personnel costs of the Office Complex, including, but not limited to, salaries, wages, bonuses, pension, retirement and welfare payments or contributions, payroll taxes, worker's compensation, uniforms and dry cleaning costs, fidelity bonds, payments toward mass transit subsidies, fringe benefits, all medical insurance and other contributions benefits, programs and employee benefit plans and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other personnel related to the management, maintenance, repair and operation of the Office Complex but excluding the costs of any compensation paid to partners of Landlord or officers or directors of the managing agent.

                           (iv) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, window, security service, snow and ice removal and management fees; provided such costs and expenses under generally accepted accounting principles as applied in the real estate industry ("GAAP") would not be capitalized. Management fees shall not exceed five percent (5%) of the gross revenues derived from the Office Complex per year. Costs of service shall be consistent with costs of such contracts for other first-class office buildings in the North Bethesda, Maryland area.

                           (v) Except to the extent excluded by subsection (2) below, all other maintenance, supply and repair expenses incurred in connection with the Office Complex which are deductible by Landlord in computing its Federal income tax liability under the tax laws and regulations in effect from time to time when such expenses are incurred.

                           (vi) Depreciation (on a straight-line basis) for capital expenditures made by Landlord (A) to reduce operating expenses if the annual reduction in operating expenses which results from such capital expenditure shall exceed the actual charge for depreciation therefor or (B) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force ("Legal Requirements"), unless compliance with any such Legal Requirement may be postponed or delayed due to a "grandfather" provision in such Legal Requirement which is applicable to the Office Complex or the Building and Landlord determines not to rely on such grandfather provision but to comply with such Legal Requirement prior to the time such compliance is mandated; provided, however, that such capital expenditures shall be depreciated over the longer of (I) the useful life of the item, improvement or product resulting from such capital expenditure or (II) the life time permitted by the Internal Revenue Code of 1986, as amended, for such item, improvement or product.

                           (vii) Any other reasonable costs and expenses incurred by Landlord in maintaining or operating the Office Complex in accordance with management practices generally prevailing for first class office buildings in North Bethesda, Montgomery County, Maryland.

                           (viii) The reasonable costs of any additional services not provided to the Office Complex at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Office Complex and in accordance with management practices generally prevailing for first class office buildings in North Bethesda, Montgomery County, Maryland.

                           (ix) Real Estate Taxes (as hereinafter defined).

                           (x) Common Area Electricity Charges (as hereinafter defined).

                           (xi) Common Area Janitorial Charges (as hereinafter defined).

                           (2) Excluded costs and expenses:

                           (i) Principal or interest payments on and any other charges paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances.

                           (ii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined).

                           (iii) Leasing commissions payable by Landlord and advertising and promotional expenditures associated with marketing vacant space in the Office Complex.

                           (iv) Deductions for depreciation for the Office Complex, except to the extent included in subsection
                           (l)(vi) above.

                           (v) Capital improvements that are not deducted by Landlord in computing its federal income tax liability, except to the extent included in subsection (l)(vi) above.

                           (vi) The costs of insurance premiums, special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Office Complex, including, without limitation, the cost of preparing any space in the Office Complex for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Office Complex in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Office Complex.

                           (vii) Costs and expenses associated with the operation and maintenance of the health club.

                           (viii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent.

                           (ix) Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Office Complex; provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses
                           (i) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord's insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Office Complex, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord's insurance policy or policies to such occurrence; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.

                           (xi) Costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Office Complex made necessary as a result of defects in design, workmanship or materials.

                           (xii) Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Office Complex which are within Landlord's sole and exclusive control to comply with applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act of 1990, except to the extent included in (l)(vi) above.

                           (xiii) Costs and expenses incurred by Landlord to abate, to encapsulate, to investigate, to remove and to respond to any hazardous materials contamination, exposure or release or to comply with any hazardous materials or environmental laws, ordinances or regulations.

                           (xiv) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment of Real Estate Taxes or any Operating Expenses or to correct violations of Legal Requirements applicable to the Office Complex, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses.

                           (xv) Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its employees.

                           (xvi) Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Office Complex or the negotiation of leases with tenants or prospective tenants or the enforcement of rules and regulations, including, without limitation, legal fees and disbursements.

                           (xvii) Costs and expenses of administration and management of partnership activities of Landlord.

         In the calculation of any Operating Expenses hereunder, it is understood that no expense shall be charged more than once.

                  (c) As used above, the term "Real Estate Taxes" shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Office Complex or the Land upon which the Office Complex is situated; (ii) any other present for future taxes or governmental charges that are imposed upon Landlord or assessed against the Office Complex and/or the land upon which the Office Complex is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Office Complex, which are in the nature of, or in substitution for, real estate taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. Real Estate Taxes shall not include franchise taxes, inheritance taxes or federal or local income taxes imposed upon Landlord except to the extent such taxes are in the nature of, or in substitution for, real estate taxes.

                  (d) As used above, the term "Common Area Electricity Charges" shall consist of the charges for electrical power consumed in the operation of the public and common areas of the Office Complex, as determined by Landlord in its reasonable discretion.

                  (e) As used above, the term "Common Area Janitorial Charges" shall mean the charges for janitorial and cleaning services and supplies furnished for all public and common areas in the Office Complex.

                  (f) Notwithstanding anything to the contrary in this Article IV, Tenant shall not be obligated to pay to Landlord its proportionate share of increases of Operating Expenses for any calendar year after the first Lease Year attributable to Controllable Operating Expenses (as defined in the next sentence) which exceed eight percent (8%), in the aggregate, of the amount of Controllable Operating Expenses for the immediately preceding calendar year. For the purposes of this Section 4.1(f), Controllable Operating Expenses are all Operating Expenses other than Operating Expenses incurred by Landlord which are attributable to (i) Real Estate Taxes,
(ii) Utilities, (iii) snow removal and (iv) Insurance.

         4.2 In the event the average occupancy rate for the entire Office Complex shall be less than ninety-five percent (95%) for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for the Base Year and such calendar year shall each be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Office Complex had been ninety-five percent (95%) for the Base Year and such calendar year. When making the foregoing calculation, Landlord shall be governed by the following:

                  (1) It is the intent of this provision to permit Landlord to recover for increases in Operating Expenses attributable to occupied space in the Office Complex even though the aggregate of such expenses shall have been reduced below the actual Operating Expenses incurred by Landlord for the preceding calendar year or for the Base Year as a result of vacancies in the Office Complex.

                  (2) It is not the intent of this provision to permit Landlord to recover from Tenant additional rent pursuant to Article IV for any calendar year which, when added to the total amount of additional rent payable by all tenants of the Office Complex on account of Operating Expenses for such year, will exceed (i) the actual amount of Operating Expenses incurred by Landlord for such year, less (ii) the Base Year Operating Expenses.

                  (3) The increases contemplated by this provision are intended to apply only to those costs and expenses related to tenants occupancy of the Office Complex or, as applicable, the Building, including, without limitation, janitorial, utility and personnel costs and expenses, but would not relate to Real Estate Taxes or other expenses not related to tenant occupancy of the Office Complex and/or the Building, as applicable.

         4.3 At the beginning of calendar year 1999 and each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Year Operating Expenses, and the computation of Tenant's proportionate share of such anticipated increase. Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to Tenant's proportionate share of the anticipated increase in such expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is twelve
(12). Within ninety (90) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the actual amount of Base Year Operating Expenses, (ii) the actual Operating Expenses paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant's proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses, and (iv) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increases, Tenant shall deduct the net overpayment from its next estimated payment or payments on account of increases in Operating Expenses for the then current year. If Tenant's actual liability for such increases exceeds the estimated payments made by Tenant on account thereof, then Tenant shall promptly pay to Landlord the total amount of such deficiency as additional rent due hereunder.

         4.4 In the event the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, the increases in the Operating Expenses to be paid by Tenant for such calendar year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

         4.5 All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as base rent is payable pursuant to Article III hereof.

         4.6 The obligation imposed upon Tenant by Section 4.3 hereof to pay for its proportionate share of the increases in Operating Expenses described in
Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of such increases for such last calendar year over Tenant's actual liability therefor shall survive the expiration of the Lease Term and such amount shall be refunded to Tenant within thirty (30) days of the date of Landlord's calculation of the actual increases for such last calendar year falling entirely or partly within the Lease Term.

                                    ARTICLE V
                                SECURITY DEPOSIT

         5.1 Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord the sum of Fifteen Thousand One Hundred Ninety-Two Dollars ($15,19200), as a security deposit (hereinafter referred to as the "security deposit"), which sum shall be in addition to the amount paid by Tenant to Landlord pursuant to Section 3.1 hereof. Landlord shall maintain the security deposit in a separate account. In the event that the Premises are determined to be more or less than 7,596 square feet of Net Rentable Area, than the amount of the Security Deposit shall be increased or decreased, as the case may be, so that the amount of the Security Deposit shall be equal to one monthly installment of base rent, as determined pursuant to Section 3.1 hereof. However, all cash which Tenant delivers to Landlord as a security deposit will be deposited in a interest bearing account maintained by Landlord (which account may also contain the security deposits of other tenants or other sums).

                  (b) The security deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the security deposit and any interest accrued thereon to Tenant, less such portion thereof as Landlord shall properly have appropriated to satisfy any default by Tenant hereunder. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for (i) the payment of any base or additional rent or any other sum as to which Tenant is in default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Office Complex pursuant to Section 8.2 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises; provided, however, Landlord, except in cases of emergency, shall not use, apply or retain any portion of the security deposit without first notifying Tenant of its intent to do so, which notice, in case of emergency, may be verbal. If any portion of the security deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease.

         5.2 In the event of the sale or transfer of Landlord's interest in the Office Complex, Landlord shall have the right to transfer the security deposit to the purchaser or assignee. If Landlord does not exercise its right to transfer the security deposit to the purchaser or assignee, Landlord shall return the security deposit to Tenant. If Landlord exercises its right to transfer the security deposit to the purchaser or assignee, Tenant shall look only to the new landlord for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the security deposit.

         5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 20.1) encumbering the Office Complex for return of the security deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Office Complex, whether by foreclosure or deed in lieu thereof, except if and to the extent the security deposit is actually transferred to such holder.


                                   ARTICLE VI
                                 USE OF PREMISES


         6.1 Tenant shall use and occupy the Premises solely for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Office Complex. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the State of Maryland, the County of Montgomery and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. Landlord has agreed to obtain at its expense the initial occupancy permit required for Tenant to lawfully occupy the Premises. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Office Complex, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises. Tenant shall pay all fines, penalties and damages that may arise out of or be imposed because of Tenant's failure to comply with the provisions of this Lease.

         6.2 Tenant shall pay any business rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

         6.3 Tenant shall not generate, dispose of or maintain any toxic or hazardous substances in the Premises other than cleaning agents and other substances normally and customarily used by office tenants and which are not prohibited by applicable law and which Tenant shall store and shall use in accordance with applicable law.

                                   ARTICLE VII
                           ASSIGNMENT AND SUBLETTING

         7.1 Tenant shall not have the right to assign, transfer mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning, individually or collectively, a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease shall be and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without consent shall, at the option of Landlord, terminate this Lease. However, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

         7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that it shall not be unreasonable for Landlord to withhold its consent if Tenant is in default hereunder, or if Landlord determines, in its sole, but not arbitrary or capricious, discretion, that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would materially adversely affect the other tenants of the Office Complex or would impair the reputation of the Office Complex as a first-class office building, or that the financial history or credit rating of the proposed subtenant is unacceptable to Landlord or that the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee (i) is likely to materially increase Operating Expenses for the Building or the Office Complex beyond that which Landlord now incurs for use of by Tenant; (ii) is likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violates or is likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises. Furthermore, Tenant shall not have the right to sublease all or any portion of the Premises without first complying with the provisions of subsections (a) through (e) below:

             (a) Tenant shall give Landlord written notice of its desire to sublease all or a portion of the Premises. Such notice shall specify the portion of the Premises proposed to be sublet and the date such portion is to be made available for subleasing. Within ten (10) business days after receipt of such notice, Landlord shall notify Tenant in writing whether or not Landlord will retake possession of the portion of the Premises proposed to be sublet and thereby delete such portion of the Premises from the Premises being leased to Tenant hereunder. If Landlord elects to retake such portion of the Premises, (i) Landlord shall retake possession of such portion on the date specified in Tenant's notice, (ii) Tenant's obligation to pay rent for such portion shall cease on such date and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease setting forth the new square footage of the reduced premises to be occupied by Tenant Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the portion of the Premises so retaken. If Landlord does not elect to retake such portion of the Premises within the aforesaid ten (10) business day period, Tenant shall comply with the provisions of subsection (b) below with respect to any proposed sublease of such portion of the Premises.

             (b) Tenant shall have the right to sublease any portion of the Premises that Landlord has not elected to retake pursuant to subsection (a) above, provided that Tenant obtains the prior written consent of Landlord to such proposed sublease. Landlord agrees not to unreasonably withhold its consent to any such proposed sublease; provided, however, that it shall not be unreasonable for Landlord to withhold its consent for any of the reasons set forth in the introduction to this Section 7.2. Notwithstanding the foregoing, Tenant shall in no event have the right to sublease the Premises, or any portion thereof, to more than four (4) subtenant(s) at any one time.

             (c) Tenant agrees to give Landlord at least thirty (30) days advance written notice of Tenant's intention to sublease a portion of the Premises, along with sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsection (b) above. Within ten (10) business days after Landlord's receipt of Tenant's notice, Landlord shall notify Tenant, in writing, whether Landlord consents to such sublease or whether Landlord requires additional information to make its determination.

             (d) Tenant's right to sublease any portion of the Premises that Landlord has not elected to retake pursuant to subsection (a) above shall expire one hundred twenty (120) days after the giving of the notice required by subsection (a). Thereafter, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsection (a), unless Tenant shall have again complied with the procedures set forth in this
Section 72.

             (e) Provided Tenant is not in default under any terms and provisions of this Lease, beyond any applicable notice and cure period, Tenant shall be entitled to retain any profit derived from subletting the Premises or any part thereof.

         7.3 Notwithstanding the provisions of Section 7.1 or 7.2 hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage on the Building or the Office Complex, no assignment of this Lease or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder. Landlord agrees to use its reasonable efforts to obtain promptly such required consent to any proposed subletting from the the holder of a mortgage on the Office Complex.

         7.4 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. If Landlord consents to an assignment or subleasing in any instance, Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld, but which instruments shall provide, as an express condition precedent to Landlord's prior approval, that any sublessee or assignee agree to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of assignment or sublease.

         7.5 (a) Notwithstanding the above restrictions on subletting and assignments, Landlord's prior consent shall not be required with respect to (i) any assignment or transfer of this Lease incident to the merger, consolidation, restructure or reorganization of Tenant or (ii) any assignment or subletting to an "Affiliate of Tenant" (as hereinafter defined) or a "Parent of Tenant" (as hereinafter defined), provided (A) that such surviving or successor entity or assignee or sublessee, as the case may be, has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least equal to that of Tenant at the time of such assignment or subletting, (B) that such surviving or successor entity or assignee or sublessee, as the case may be, agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (C) that such surviving or successor entity or assignee or sublessee, as the case may be, shall conduct substantially the same business on the Premises as that conducted by Tenant or a related business which is a permitted use pursuant to Article VI of this Lease,
(D) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not more than ninety (90) nor less than thirty (30) days prior to the date such assignee or sublessee is to occupy the Premises, (E) that the character of such person or entity and the nature of its activities on the Premises and in the Office Building will not materially adversely affect other tenants in the Office Building or impair the reputation of the Office Building as a first-class office building, and (F) that the sublease with such person or entity is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of this Article VII, and provided further that if such Affiliate of Tenant or Parent of Tenant ceases to be an Affiliate of Tenant or Parent of Tenant, as the case may be, such cessation, at Landlord's sole option, for all purposes hereunder, shall be a default under this Lease for which Landlord shall have all of the remedies available to it pursuant to Article XIX hereof.

             (b) In the event of any such assignment or subletting pursuant to this Section 7.6, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

             (c) For purposes of this Section 7.6, an "Affiliate of Tenant" shall mean any corporation, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. For the purposes hereof, a "Parent of Tenant" shall mean any corporation, association, trust or partnership (i) which Controls Tenant or (ii) which owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms "Control" or "Controls" as used in this Section 7.6 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

         7.6 Notwithstanding anything to the contrary in this Article VII, in those cases in which the layout of the subleased premises or the nature of the activities to be conducted therein will be changed by the proposed subtenant in any manner, Landlord's consent to any proposed sublease shall be conditioned on receipt of the certificate of a licensed mechanical engineer employed by the proposed subtenant, as follows:

             a. describing the changes which the proposed subtenant wishes to make to the layout of the subleased premises or the activities conducted therein;

             b. stating whether or not such changes will affect the load requirements or operating efficiency of any of the Building systems or utilities serving the subleased premises (such as, for example, the HVAC or electrical systems);

             c. if the changes are substantial enough to affect the load requirements or operating efficiency of any of the Building systems or utilities serving the subleased premises, describing the modifications to the affected Building system or utility necessary to satisfy the load capacity and operating efficiency thereof and stating that such modifications fully comply with the requirements of all applicable building codes and insurance rating bureaus as well as the standards to which the base building systems were designed.

Further, the proposed subtenant, by its execution of the sublease agreement, shall agree to be fully responsible, at its sole cost and expense, to assure that the modifications, if any, described in its engineer's certificate are installed in accordance with the requirements of all applicable building codes and insurance rating bureaus and, further, at the expiration or earlier termination of the sublease, to restore the subleased premises to the condition and configuration in which it existed prior to the inception of the sublease.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS

         8.1 Except as provided in Section 8.3 below, Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Landlord, at its cost, shall provide replacement tubes for all fluorescent light fixtures in the Premises on the Lease Commencement Date. All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense.

         8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the Office Complex caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses reasonably incurred by Landlord in light of the urgency, as determined by Landlord in its sole judgment, of the repairs, solely in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

         8.3 Landlord shall keep and maintain the exterior and demising walls, foundations, roof and common areas that form a part of the Building (including the windows, elevators, base sprinkler system), and the mechanical, electrical, HVAC, plumbing and other operational systems of the Building, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, the Premises in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by first-class office buildings in the Bethesda, Maryland area, and will make all required repairs thereto. All common or public areas of the Office Complex and the land upon which it is situated (including without limitation the first floor lobby area and the exterior landscaping) shall be maintained by Landlord in accordance with standards customarily maintained by first-class office buildings in the Bethesda, Maryland area. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Office Complex or the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant.

                                   ARTICLE IX
                               TENANT ALTERATIONS

         9.1 The Premises shall be delivered to and accepted by Tenant in their present "as-is" condition. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises, except as otherwise provided in Section 9.2 below.

         9.2 (a) It is understood and agreed that prior to the Lease Commencement Date, Tenant intends to make certain alterations, renovations and improvements to the Premises described in this Section 9.2.

             (b) All alterations, renovations, modifications and improvements which are made to the Premises pursuant to this Section 9.2 (i) shall be done in accordance with the space plan prepared by Greenwell Goetz Architects (the "Architect") dated September 10, 1997 (the "Space Plan"), a copy of which is attached hereto as Exhibit B and made a part hereof and construction drawings prepared by the Architect based on the Space Plan and approved, in advance, by Landlord, (ii) shall be subject to the provisions of this Lease, including without limitation, Article IX, Article XIII and Article XV hereof and (iii) shall be made at Tenant's sole cost and expense; provided, however, that Landlord agrees to provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") in an amount equal to the product of Six Dollars ($6.00) multiplied by the Net Rentable Area of the Premises. The Tenant Improvement Allowance shall be applied, as hereinafter set forth, to all "hard" and "soft" costs incurred in connection with the design, modification, alteration, renovation, construction and installation of the tenant improvements in the Premises, including without limitation, any and all architectural, engineering and consulting fees in connection therewith. In the event the entire Tenant Improvement Allowance is not utilized by Tenant during the first (1st) Lease Year in connection with designing, renovating, altering and upgrading the tenant improvements in the Premises then such unused portion of the Tenant Improvement Allowance shall be applied against the initial installment(s) of base rent due with respect to the Premises pursuant to Article III hereof.

             (c) (i) Landlord agrees to cause its contractor to perform such work. Landlord, at Tenant's instruction, shall obtain bids for the performance of the work from up to three (3) general contractors. Upon receipt and comparison of the bids received from such contractors, Landlord shall engage the contractor selected by Tenant (the "Selected Contractor"). Further, Landlord, Tenant and the Selected Contractor shall establish a mutually agreeable construction schedule, review submission procedures and such other controls as are necessary for the timely and efficient completion of the improvements and alterations to the Premises and the minimization of disruption to the conduct of Tenant's business in the Premises. In addition, the Selected Contractor shall obtain competitive bids from all major trades (e.g. electrical, plumbing, drywall and millwork) performing work in the Premises, unless such competitive bids were obtained or submitted in connection with the selection of the Selected Contractor.

                  (ii) Tenant agrees to pay Landlord, promptly upon being billed therefor, all costs and expenses incurred by Landlord in connection therewith in excess of the Tenant Improvement Allowance provided for in Section 9.2(b) above. Such costs and expenses shall include all amounts charged by the Selected Contractor for performing such work and providing such materials (including the contractor's general conditions, overhead and profit), plus an amount equal to five percent (5%) of the contractor's charges as compensation for Landlord's overhead and Landlord's direct and indirect costs of supervising construction and installation of the tenant improvements in the Premises. In consideration for the five percent (5%) mark-up, Landlord shall perform or cause the Contractor to perform preconstruction services, cost estimating, scheduling and value engineering services, shall administer the bid process, shall negotiate and enter into contracts, shall negotiate, manage and administer change orders, shall provide periodic progress reports on the work performed pursuant to this Section 9.2, shall maintain construction records with respect to the work performed pursuant to this Section 9.2, shall assemble operation manuals and shall cooperate with the architect in preparing the "as-built" drawings for the Premises. Tenant will be billed for one-half (1/2) of the costs and expenses in excess of the Tenant Improvement Allowance provided in Section 9.2(b) above upon approval of the cost estimate for such work and materials. Forty percent (40%) of all such costs and expenses in excess of the Tenant Improvement Allowance shall be due and payable when such work is one-half (1/2) completed, as determined by Landlord's architect and/or contractor, and the remaining ten percent (10%) shall be due and payable upon final completion of such work, as determined by Landlord's architect and/or contractor.

                  (iii) Landlord or its contractor shall be responsible for obtaining all governmental permits, licenses or approvals necessary to construct and install the tenant improvements in the Premises. Landlord agrees to comply with all terms and conditions of all such governmental permits, licenses and approvals. Copies of all permits and final inspection certificates shall be provided to Tenant as Landlord receives them from the issuing governmental authority.

         9.3 Tenant will not make or permit anyone to make any alterations, decorations (visible to the exterior of the Building or the Office Complex or to the common or public areas of the Building or the Office Complex), additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises or the Office Complex, without the prior written consent of Landlord. Improvements to the interior of the Premises which (i) are not readily visible to the exterior of the Building or the Office Complex or the common and public areas thereof, (ii) are not structural, (iii) do not affect the electrical or mechanical systems within the Building and (iv) are otherwise in conformance with all applicable building, zoning and other codes or regulations affecting the Building and the Office Complex, shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance. All improvements permitted by Landlord must conform to and comply with all rules and regulations established from time to time by the Underwriters' Association of the State of Maryland and to all laws, regulations and requirements of the Federal, State and local governments. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Office Complex ("Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Office Complex and the land upon which it is situated from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Office Complex and/or the land upon which it is situated, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond in form and substance acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant, and that Tenant shall be fully responsible therefor. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Office Complex or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith.

         9.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its subtenants, contractors, agents or employees, unless such expenses, liens, claims, liabilities or damages arise or are occasioned by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Office Complex made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term unless (a) Tenant requests, when it submits its plans and specifications for such improvements to Landlord for Landlord's approval, Landlord's consent to Tenant's removal of such improvements upon the expiration or earlier termination of the Lease Term and Landlord so consents or (b) Landlord specifies in its approval of the plans and specifications for such improvements that Tenant must remove the improvements upon the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. All damage and injury to the Premises or the Office Complex caused by such removal shall be repaired by Tenant at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                    ARTICLE X
                              SIGNS AND FURNISHINGS

         10.1 No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Office Complex, except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and are in accordance with any applicable Montgomery County building code or zoning regulation. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. The preceding sentence notwithstanding, Landlord agrees to install at Landlord's cost and expense, Tenant's name and suite number, using building standard graphic design and building standard materials, on one (1) suite entry door to the Premises. In addition, Landlord shall provide Tenant with three (3) lines on the directory for the Building. Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Office Complex or its desirability as a first class office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Office Complex.

         10.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Office Complex caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Office Complex or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Office Complex and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Office Complex any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                                TENANTS EQUIPMENT

         11.1 After the Premises have been substantially completed in accordance with plans, specifications and working drawings approved by Landlord, Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110 volt power without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall not be deemed unreasonable for Landlord to condition such consent upon (i) the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery and/or (iii) the non-interruption or non-disturbance of the other tenants in the Office Complex that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Office Complex, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Office Complex or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Office Complex shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

                                   ARTICLE XII
                             INSPECTION BY LANDLORD

         12.1 Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Office Complex, to make such alterations or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall endeavor to provide twenty-four
(24) hours prior to notice to Tenant (except in the case of an emergency) and to minimize the disruption to Tenant's use of the Premises. Tenant shall have the right to escort Landlord, its agents and representatives, in connection with any such entry into the Premises; provided, however, that Landlord shall have no obligation to schedule any such entry into the Premises at a time convenience to Tenant to escort Landlord, its agents or representatives.

                                  ARTICLE XIII
                                    INSURANCE

         13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

         13.2 Throughout the Lease Term, Landlord shall insure the Building of which the Premises are a part against loss due to fire and other casualties included in comprehensive all-risk property insurance policies, on a replacement cost basis, in an amount equal to at least 90% of the replacement cost thereof, exclusive of architectural and engineering fees, excavation, footings and foundations. Such insurance shall also cover the initial tenant improvements installed in the Premises by Landlord in accordance with Section 9.2 hereof, but shall not cover Tenant's furniture, fixtures, equipment or other personal property of Tenant on the Premises.

         13.3 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including its furnishings, fixtures and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant in the Premises, against loss due to fire and other casualties included in standard extended coverage insurance policies, in minimum amounts reasonably approved by Landlord from time to time. Throughout the Lease Term, Tenant shall obtain and maintain comprehensive commercial general liability insurance coverage in a company or companies licensed to do business in the State of Maryland and reasonably approved by Landlord. Such insurance shall be for coverage equivalent to a comprehensive single limited policy of not less than Two Million Dollars ($2,000,000.) and shall be issued for a minimum term of one (1) year. In addition, said policies of insurance shall name Landlord, including the constituent partners of Landlord, Boston Properties, Inc. as managing agent of the Office Complex, and, if requested, the holder of any mortgage or deed of trust secured by the Office Complex as additional insureds. If requested by Landlord, receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant at least annually. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty (30) days' prior written notice of such proposed action.

         13.4 Tenant hereby waives its right of recovery against Landlord and releases Landlord from any claim arising out of losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent Tenant is either required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any claim arising out of losses, claims, casualties or other damages for which Tenant may otherwise be liable to the extent Landlord is either required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Each policy obtained by the either party pursuant to the provisions of this Article XIII shall include a waiver of the insurer's right of subrogation against the other party, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of such other party, or its agents, contractors or employees, which might, absent such agreement, result in the forfeiture of payment for such loss.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

         14.1 Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during the seasons when they are required, as determined in Landlord's reasonable judgment.

Landlord shall also provide reasonably adequate electricity, water, exterior window-cleaning service, and char and janitorial service after 6:00 p.m. on Monday through Friday only (excluding legal holidays), as determined in Landlord's reasonable judgment, and in accordance with standards customarily provided in first class office buildings in the Bethesda, Maryland area. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing and maintaining the elevators or the Office Complex. At least one elevator cab shall be available for use by Tenant at all times. The normal hours of operation of the Office Complex will be 7:30 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays), and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays). There will be no normal hours of operation of the Office Complex on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Office Complex at such times unless special arrangements are made by Tenant. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Office Complex, except as otherwise specified herein. It is agreed that if Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service. Landlord agrees to provide a security system in the Office Complex comparable to security systems in first class office buildings in the Bethesda, Maryland area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis.

         14.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and, except as provided in Section 14.3 below, shall not entitle Tenant to terminate this Lease or, except as expressly provided in
Section 14.3 below, to an abatement of any rent payable hereunder.

         14.3 (a) Notwithstanding provisions of Section 14.2 to the contrary, if
(i) the services described in Section 14.1 hereof are interrupted for a period of more than ten (10) consecutive business days, (ii) Landlord has not commenced or is not diligently pursuing curing such interruption, (iii) such interruption is not the result of strikes, unavailability of parts or other materials, or any other cause beyond Landlord's control, and (iv) such interruption renders all or a substantial portion of the Premises unusable by Tenant, then Tenant shall be entitled to a pro rata abatement of rent beginning on the eleventh (11th) consecutive business day that the Premises are unusable and continuing until the use of the Premises is restored to Tenant.

              (b) Landlord will use its reasonable efforts (including, in Landlord's sole discretion, reasonable expenditures of money), but Landlord shall not be obligated to litigate or otherwise bring suit or other court action against the applicable utility, to cause the restoration of any interrupted utility services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord's control).

              (c) In no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any consequential damages or indirect losses which may arise, directly or indirectly, from any failure or inability to provide services or utilities.

         14.4 The parties hereto agree to comply with all mandatory and voluntary energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, State of Maryland or Montgomery County governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Office Complex. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

         14.5 Tenant shall reimburse Landlord for any excess water usage in the Premises. "Excess water usage" shall mean the excess of Tenant's water usage during any billing period for water services over the estimated average water usage during the same period for other tenants of the Office Complex, as computed by Landlord.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

         15.1 Except as provided in Section 14.3 above, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage. injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs, or lack thereof, to any portion of the Premises or the Office Complex; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises, the Building or the Office Complex; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Office Complex or of any other person or persons; and any leakage in any part or portion of the Premises or the Office Complex, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Office Complex, or from drains, pipes or plumbing fixtures in the Office Complex. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or Office Complex shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Office Complex for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for damage or injury caused by the wilful misconduct or negligence of Landlord, its employees or agents; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any indirect losses or any consequential damages whatsoever.

         15.2 Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or the property of any person, occurring within the Premises during the Lease Term, the gross negligence or wilful misconduct of Landlord, its employees and agents excepted, (iii) any act or omission to act by Tenant or its employees, contractors, agents. licensees, or invitees, (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease or (v) the towing of any car or other vehicle as provided in Section
24.4 hereof.

         15.3 In the event that at any time Landlord shall sell or transfer title to the Building or the Office Complex, provided the purchaser or transferee assumes the obligations of Landlord hereunder, Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

         15.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

         15.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Office Complex, including all rents, insurance proceeds and condemnation awards payable to or received by Landlord. In no event shall any other assets of Landlord, any partner of Landlord, or any other person or entity be available to satisfy, or be subject to, such judgment nor shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any constituent partner of Landlord in such partner's capacity as a partner of Landlord.

                                   ARTICLE XVI
                              RULES AND REGULATIONS

         16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Office Complex, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION

         17.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the sole and reasonable judgment of Landlord the repairs and restoration cannot be completed within one hundred twenty (120) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage. Landlord shall use reasonable efforts not to discriminate against Tenant in determining whether to exercise its right to terminate this Lease in accordance with the provisions of this Section 17.1.

         17.2 If Landlord determines, in its sole but reasonable judgment, that the repairs and restoration cannot be substantially completed within one hundred twenty (120) days after the date of such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises (including the means of access thereto) and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, shall have caused the damage or destruction.

         17.3 If this Lease is terminated pursuant to Section 17.1 or Section
17.2 above, all rent payable hereunder shall be apportioned and paid to the effective date of the occurrence of such damage or destruction, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the act or omission to act of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay base rent and additional rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable Net Rentable Area bears to the total Net Rentable Area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the act or omission to act of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction; provided, however, that (a) Landlord shall make reasonable efforts to collect all insurance proceeds Landlord is entitled to recover on account of such damage or destruction and (b) in the event of a total casualty, Tenant shall only be obligated to pay Landlord the amount by which such costs and expenses exceed the amount of insurance proceeds Landlord would have received if Landlord had insured the Building to its full replacement cost and
(c) Tenant's liability to Landlord shall not exceed the amount of insurance proceeds Tenant is entitled to, or would be entitled to, receive in connection with such damage or destruction. Provided, however, that Landlord shall not be obligated to restore the Premises if the estimated cost of such restoration, as prepared by Landlord's architect, exceeds the amount of insurance proceeds available to Landlord for such restoration by more than 10% of such amount.

         17.4 If Landlord repairs and restores the Premises as provided in
Section 17.1, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

         17.5 Notwithstanding anything to the contrary contained herein, if the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant, provided the leases of all other tenants in the Building are similarly terminated. This right of termination shall be in addition to any other right of termination provided in this Lease.

                                  ARTICLE XVIII
                                  CONDEMNATION

         18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of Net Rentable Area taken to the total Net Rentable Area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this
Section 18.1, a substantial part of the Premises shall be considered to have been taken if more than one-third (1/3) of the Premises is rendered unusable as a result of such taking.

         18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation. Landlord agrees that it shall not make a claim for the value of Tenant's furnishings, equipment or trade fixtures installed in the Premises by Tenant unless authorized to do so by Tenant.

                                   ARTICLE XIX
                               DEFAULT BY TENANT

         19.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

                  (a) If Tenant shall fail to pay any installment of base rent or additional rent when due, or shall fail to pay when due any other payment required by this Lease and such failure shall remain uncured for a period of five (5) days after Landlord notifies Tenant of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period.

                  (b) If Tenant shall violate or fall to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant in writing of such violation or failure. If such violation or failure is not capable of being cured within such thirty

(30) day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

                  (c) If Tenant shall abandon the Premises.

                  (d) If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.

                  (e) the occurrence of the event described in the last clause of Section 7.5(a) hereof

         19.2 If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Article XIX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the State of Maryland. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease is terminated by reason of Tenant's default, Landlord shall use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in base rent and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in first class rentable condition. Provided Landlord shall have used reasonable efforts to relet the Premises, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting (provided, however, that Landlord shall endeavor to act diligently in collecting any rent due or accrued upon such reletting), to the end and intent that Landlord may elect to hold Tenant liable for difference between any base rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term and the amount actually collected by Landlord as a result of reletting the Premises. Notwithstanding anything to the contrary in this Section 19.2, Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice Landlord's right to lease all other vacant space in the Office Complex prior to reletting the Premises. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive reletting, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section
19.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.


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


         19.3 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

         19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, neither shall the same constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

         19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

         19.6 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by Riggs National Bank of Washington, D.C. from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of base rent due hereunder. Notwithstanding the foregoing provisions to the contrary,



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


Landlord will not exercise its right to impose the sums described in this
Section 19.6 if such late payments are no later than five (5) days past due and such late payments occur no more than two (2) times in any twelve (12) month period.

                                   ARTICLE XX
                                   BANKRUPTCY

         20.1 The following shall be Events of Bankruptcy under this Lease:

                  (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

                  (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

                  (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

                  (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either
(i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

                  (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

         20.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereafter referred to as "Trustee") is in compliance with the provisions of Sections 20.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XIX.

                  (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 20.2(a) shall be subject to the rights of the Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

                  (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 20.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant must pay its estimated pro rata share of the cost of all services



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


provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the annual base rent), in advance of the performance or provision of such services; (ii) Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises; (iii) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (iv) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Office Complex; (v) Trustee must pay to Landlord at the time the next monthly installment of annual base rent is due under this Lease, in addition to such installment of annual base rent, an amount equal to the monthly installments of annual base rent and additional rent due under this Lease for the next six (6) months under this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and (vi) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 20.2(c).

                  (d) In the event Tenant is unable to (i) cure its defaults,
(ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date) or (iv) meet the criteria and obligations imposed by Section 20.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 20.2(a) above.

                                   ARTICLE XXI
                                  SUBORDINATION

         21.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building or the Office Complex, and to any and all renewals, extensions, modifications, recastings or refinancings thereof. This Lease shall also be subject and subordinate to the lien of (i) any new first mortgage that hereafter may encumber the Building or the Office Complex, and
(ii) any second or junior mortgages that may hereafter encumber the Building or the Office Complex, provided the holder of the first mortgage consents to such subordination. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all reasonable documents required by such holder in confirmation thereof.

         21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. In the event Tenant does not execute and deliver any requisite or appropriate certificate or other document within ten (10) business days of Landlord's request therefor, Tenant hereby constitutes and appoints Landlord



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
as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the Office Complex, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed. Tenant agrees that upon the attornment referred to in the preceding sentence, such purchaser shall not (a) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (5) be bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Office Complex, if such consent is required, (c) be liable for damages for any act or omission of any prior landlord or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord, unless lender shall have recovered from Landlord any sums attributable to the act(s) or omission(s) of Landlord giving rise to such offset or defense; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Office Complex. Landlord agrees to use reasonable efforts to obtain the required consent of any Lender providing financing for the Office Complex to any amendment to this Lease, where such consent is required. Landlord agrees to use reasonable efforts to obtain the consent, if required, of any lender providing financing to the Building and/or the Office Complex to any amendment to this Lease. Upon request by such purchaser, Tenant shall execute and deliver any reasonably instrument or instruments confirming its attainment.

         21.3 (a) After receiving notice from any person, firm or other entity that it holds a mortgage, deed of trust or a ground lease on the Building, or the land on which the Building is situated or the Office Complex, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee, or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. The curing of any of Landlord's defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord, but nothing herein contained in this Article XXI shall obligate or be deemed to obligate such holder, trustee or groundlessor to cure any of Landlord's defaults.

                  (b) In addition to the time afforded Landlord for the curing of any default, any such holder, trustee, or ground lessor shall have an additional thirty (30) days after the expiration of the period allowed to Landlord for the cure of any such default within which to commence a cure.

                  (c) In the event that any future lender providing construction or permanent financing or any refinancing for the Building or the Office Complex requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect in a material manner Tenant's use and occupancy of the

Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, (iv) do not reduce the services provided to Tenant under this Lease, (v) do not materially decrease Landlord's obligations under this Lease and (vi) do not materially affect the rights and obligations of Tenant under this Lease, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten
(10) business days of Tenant's receipt thereof.

                  (d) Landlord represents that as of the date of this Lease the Office Complex is not encumbered by a mortgage or deed of trust. Landlord shall use its commercially reasonable efforts to obtain from any future holder of any mortgage or deed of trust on the Office Complex a non-disturbance agreement, on such future holder's standard form, in favor of Tenant to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under the Lease, the terms and conditions of this Lease shall continue in full force and effect and Tenant's possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust.

                                  ARTICLE XXII
                                  HOLDING OVER

         22.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at a base rent and additional rent equal to one hundred fifty percent (150%) of the base rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any legal process in force in the State of Maryland.

                                  ARTICLE XXIII
                              COVENANTS OF LANDLORD

          23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 23.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.

         23.2 (a) Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):
(i) to change the street address and/or name of the Building or the Office Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Office Complex, provided such changes to not materially and adversely interfere with Tenant's use or occupancy of the Premises; (ii) to erect, use and maintain pipes and conduits in and through the Premises, provided that Landlord shall use its reasonable efforts to minimize the disruption to Tenant's use and occupancy of the Premises and provided such changes do not materially or adversely interfere with Tenant's use or occupancy of the Premises; and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex; provided, however, that Landlord shall not grant to anyone an exclusive right which would preclude Tenant from occupying the Premises. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises. If, as a result of Landlord's change of street address or name of the Building, Tenant must replace its professional stationery, Landlord agrees to reimburse Tenant, up to Three Thousand Dollars ($3,000.00) based on invoices presented to Landlord, for the reasonable cost of replacing stock on hand at the time of such change with stationery of equal amount and quality.

                  (b) If (i) the occurrence of any of the events set forth in
Section 23.2 (a)(i).(iii) above causes a material and adverse impact on Tenant's use and occupancy of the Premises as a direct result of which Tenant is unable to conduct its normal business operations in all or a portion of the Premises for five (5) full business days or longer and (ii) Tenant has provided Landlord with written notice of Tenant's inability to use all or a portion of the Premises for the conduct of normal business operations as a result of the occurrence of any of such events and (iii) Landlord does not commence or is not diligently pursuing curing such disruption of Tenant's ability to use all or a portion of the Premises for the conduct of normal business operations, then, base rent for that portion of the Premises which Tenant is unable to use as a result of such disruption in its business operations shall be abated on a pro rata basis commencing on the date that Tenant provides Landlord written notice of Tenant's inability to use all or a portion of the Premises for the normal conduct of its business until use of that portion of the Premises which Tenant is unable to use is returned to Tenant.

                                  ARTICLE XXIV
                                     PARKING

         24.1 During the Lease Term, upon the request of Tenant, Landlord agrees to make available to Tenant and its employees and to Tenant's permitted subtenants monthly parking permits in an amount not to exceed three (3) parking permits for each 1,000 square feet of Net Rentable Area in the Premises for the parking of standard-sized passenger automobiles in the garage beneath the

Office Complex (the "Garage") or in the surface parking areas of the Office Complex not designated for the exclusive use of particular tenants in the Office Complex, such permits to be used for surface or Garage parking at Landlord's sole discretion. During the first (1st) Lease Year, the charge for such permits shall be Fifty-Five Dollars ($55.00) per month per permit. Thereafter, the charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage, as applicable. If Tenant desires additional parking permits, the charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the Garage, as applicable. Notwithstanding the foregoing, Landlord does not guarantee the availability of such monthly parking permits to Tenant following the first (1st) Lease Year if and to the extent that Tenant does not purchase such monthly parking permits during the first (1st) Lease Year.

         24.2 It is understood and agreed that the Garage and the surface parking areas of the Office Complex will be operated on a self-parking basis and no specific parking spaces will be allocated for use by Tenant. Each user of the Garage and the surface parking areas not designated for the exclusive use of particular tenants of the Office Complex will have the right to park in any available stall in accordance with regulations of uniform applicability promulgated for all users of the Garage and the surface parking areas by Landlord or the Garage operator.

         24.3 Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Garage and the surface parking areas and shall at all times abide by all rules and regulations promulgated by Landlord or the Garage operator governing the use of the Garage and the surface parking areas, including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Garage or the surface parking areas. Any car not displaying such a sticker may be towed away at the car owner's expense.

         24.4 The Garage and the surface parking areas will remain open on Monday through Friday (excluding legal holidays) during the normal hours of operation of the Office Complex on such days. Landlord reserves the right to close the Garage or the surface parking areas during periods of unusually inclement weather. At all times when the Garage or the surface parking areas are closed, monthly permit holders shall be afforded access to the Garage or the surface parking areas by means of a magnetic card or other procedure provided by Landlord or the Garage operator.

         24.5 It is understood and agreed that the Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the Garage or the surface parking areas or to any personal property located therein, or for any injury sustained by any person in or about the Garage or the surface parking areas. Notwithstanding the preceding sentence, Landlord shall not be released from liability to Tenant for any damage or injury to any automobiles parked during normal hours of operation of the Building in the garage or the surface parking areas or to any personal property located thereon caused directly by the willful misconduct or negligence of Landlord or its employees; provided, however in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business.

                                   ARTICLE XXV
                                 EXPANSION SPACE

         25.1 (a) In the event Tenant exercises its right to renew the Lease Term in accordance with the provisions of Rider No. 1 to this Lease, Landlord agrees that provided Tenant is not in default hereunder, beyond any applicable notice and cure period, Tenant shall be afforded the right, exercisable at Tenant's option to lease an additional 2,437 square feet of space on the twelfth
(12th) floor of the Office Building which is contiguous to the Premises (the "Expansion Space") at some time during the first two (2) Lease Years of the Renewal Term. The date upon which the Expansion Space is made available to Tenant during the first two (2) Lease Years of the Renewal Term shall be determined by Landlord in its sole discretion.

                  (b) Landlord shall notify Tenant of the availability of the Expansion Space.

                  (c) The annual base rent with respect to the Expansion Space shall be equal to one hundred percent (100%) of the then prevailing fair market rent for such space reflecting the concessions then being quoted by Landlord and other building owners for office buildings of comparable size, location and quality to the Office Building in the North Bethesda, Montgomery County, Maryland area.

                  (d) For a period often (10) days after receipt of any such notice from Landlord pursuant to Section 25.1(a) above, Tenant shall have the right to lease the Expansion Space from Landlord upon the terms and conditions set forth in the notice from Landlord. In the event Tenant agrees to lease the Expansion Space within such ten (10) day period, the parties shall have thirty
(30) days after Landlord receipt of Tenant's acceptance in which to agree on the base rent which shall be payable during each year of the remainder of the Lease Term with respect to the Expansion Space. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market in the North Bethesda, Montgomery County Maryland area, (ii) the rental rates and concessions then being quoted by other building owners for the office buildings of comparable size, location and quality to the Office Complex in the North Bethesda, Montgomery County, Maryland area, (iii) the rental rates and concessions then being quoted by Landlord to prospective tenants for comparable office space, in "as is" condition, in the Office Complex. If the parties agree on the base rent payable with respect to the Expansion Space, they shall promptly execute an amendment to the Lease indicating the location and configuration of the Expansion Space and stating the rent so agreed upon. If during such thirty (30) day period, the parties are unable to agree on the annual base rent payable with respect to the Expansion Space then Tenants option to expand the Premises shall cease and expire and be of no further force and effect.

                  (e) In the event Tenant does not agree to lease the Expansion Space within such ten (10) day period or if Tenant fails to timely notify Landlord of its election to lease the Expansion Space, Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion.

                  (f) The term of the lease for the Expansion Space shall commence on the date (the "Expansion Space Availability Date") on which the Expansion Space is made available to Tenant for its use and shall be coincident with the remaining Lease Term under this Lease. Any and all installations and other related activity by Tenant or its contractors in the Expansion Space prior to the Lease Commencement Date with respect to the Expansion Space shall be coordinated with Landlord and its general contractor, if any, to insure that Tenant's work in and to the Expansion Space does not interfere with the work being performed by Landlord and its contractors, if any. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof, shall apply to and be effective during such period of installation and activity in the Expansion Space by Tenant.

                  (g) Tenant shall accept the Expansion Space in "as is" condition, except as provided in subsection (c) above. Landlord shall have no obligation to construct, alter, renovate, repaint, recarpet or to provide any construction allowance for tenant improvements in the Expansion Space.

                  (h) Any work done and materials furnished and performed in connection with the construction and installation of improvements in the Additional Expansion Space shall be governed and construed in accordance with and subject to all of the provisions, conditions and requirements of Article IX of the Lease.

                  (i) The term of the Lease for the Additional Expansion Space shall be for not less than one (1) year and shall be coincident with the remaining Lease Term (subject to Tenant's right to renew such term) under this Lease.

                  (j) In no event shall Tenant have the right to lease less than all of the Expansion Space available.

                  (h) Tenant shall be obligated to pay additional rent with respect to the Expansion Space in accordance with the provisions of Article IV of the Lease.

         26.2 If Tenant is in default under the Lease on the date Landlord's notice is given to Tenant by Landlord or at any time thereafter but prior to the commencement of the term for such Expansion Space and if such default is not cured within the applicable notice and cure period, if any, provided in this Lease, then, at Landlord's option, Tenant's right to lease the Additional Space shall lapse and be of no further force or effect.

         26.3 Tenant's rights under this Article XXV are subject to (a) Landlord's right or obligation to extend or renew the lease of the then current tenant of the Expansion Space beyond the expiration date of such tenant's lease upon any terms and conditions to which Landlord and such tenant may agree and
(5) to any expansion rights of any other tenant occupying space in the Office Complex prior to the Lease Commencement Date with respect to such tenant's right to lease the Expansion Space.

         26.4 Tenant's rights under this Article XXV are personal to Emaginet, Inc. and not by any assignee or subtenant of Emaginet, Inc., except for an assignee permitted under Section 7.6 of this Lease, and, further, Tenant shall not have any of the expansion rights set forth in this Article XXV if Emaginet, Inc. together with any assignee or subtenant permitted under Section 7.6 of this Lease is occupying less than fifty percent (50%) of the original Premises at such time.

                                  ARTICLE XXVI
                               GENERAL PROVISIONS

         26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Office Complex except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

         26.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

         26.3 Landlord recognizes Polinger/Shamton & Luchs as the broker procuring this Lease and shall pay said broker a commission pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represents and warrants to the other that, except as provided above, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Lease, other than the broker named in the first sentence of this Section 26.3.

         26.4 Tenant agrees, at any time and from time to time, upon not less than ten (10) business days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications or amendments which Tenant has executed), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating to the best knowledge of Tenant such other information as may be reasonably requested by Landlord. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Office Complex or the land upon which they are situated, any prospective purchaser of the Building or the Office Complex or such land, any mortgagee or prospective mortgagee of the Building or the Office Complex or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

         26.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

         26.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by a nationally recognized overnight delivery service (with return receipt therefor) or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord at do Boston Properties, Inc., 500 E Street, S.W., Washington, D.C. 20024, with a copy to Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116; (ii) if to Tenant, at the Premises, except that prior to the Lease Commencement Date, notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord. Either party may change its address for the giving of notices by notice given in accordance with this Section.

         26.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, OR the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         26.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

         26.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

         26.10 This Lease contains and embodies the entire agreements of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

         26.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

         26.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

         26.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

         26.14 Time is of the essence of each provision of this Lease.

         26.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of Montgomery County, Maryland and the party desiring such recordation shall pay all recordation costs.

         26.16 The Net Rentable Area in the Office Complex and in the Premises shall be determined in accordance with Exhibit D hereto.

         26.17 Tenant hereby represents and warrants to Landlord that all necessary corporate action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so.

         26.18 Except as otherwise provided in Section 4.3 of this Lease any additional rent owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of(i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty
(20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

         26.19 All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the termination of this Lease for any reason whatsoever.

         26.20 Except as provided in Section 2.2 hereof, in the event Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, except for Tenant's compliance with its monetary obligations to pay rent, Additional rent or to make any other payments required under the terms of this Lease (including, without limitation, payment of insurance premiums required to maintain Tenant's required insurance coverage in effect at all times) and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit or approval or performing any inspection or review in connection therewith) strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar), then Landlord shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.

         26.21 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

         26.22 This Lease includes and incorporates Rider No. 1 and Exhibits A, A-1, C, D, E and F attached hereto.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.

                                   LANDLORD:

                                   DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By: Boston Properties LEC, a Delaware
                                   limited liability company, its General
                                   Partner

                                   By: Boston Properties Limited Partnership, a
                                   Delaware limited partnership, Managing
                                   Member

                                   By: Boston Properties, Inc., a Delaware
                                   corporation, its General Partner

WITNESS:

[ILLEGIBLE]
------------------------------     By: /s/ RAYMOND A. RITCHEY
                                      ----------------------------------------
                                      Raymond A. Ritchey, Senior Vice President


                                   TENANT:

                                   EMAGINET, INC., a Delaware  corporation
ATTEST:


By: [ILLEGIBLE]                    By: /s/ Mehrdad Axhavan
   ---------------------------        ----------------------------------------

Title: President                   Title: Executive Vice President
      ------------------------           -------------------------------------
[CORPORATE SEAL]

                                   RIDER NO. 1


         THIS RIDER NO. 1 is attached to and made a part of that certain Lease Agreement dated September 23, 1997 (the "Lease"), by and between DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP ("Landlord") and EMAGINET, INC., a Delaware corporation ("Tenant"). The terms used in this Rider which are defined in the Lease have the same meanings as provided in the Lease.

         WITNESSETH, that for and in consideration of Tenant's entering into the Lease Agreement described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the right to renew the initial term of the Lease upon the following terms and conditions:

         (1) Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of the Lease for one (1) additional term of three (3) years. If exercised and if the conditions applicable thereto have been satisfied, such renewal term (the "Renewal Term") shall commence immediately following the end of the initial term provided in Section 3.1 of the Lease. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                  (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of the exercise thereof (the "renewal option notice") not less than six (6) months and not more than nine (9) months prior to the expiration of the initial term of the Lease. In the event that the renewal option notice is not given in a timely manner, Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect. If Tenant is in default under the Lease, beyond any applicable notice and cure period, on the date the renewal option notice is given or any time thereafter on or before the commencement date of the Renewal Term, then, at Landlord's option, the renewal option notice shall be totally ineffective and Tenant's right of renewal as to the Renewal Term shall lapse and be of no further force of effect.

                  (b) Promptly following Landlord's timely receipt of the renewal option notice for the Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of the Renewal Term, it being intended that the annual base rent payable during the first Lease Year of the Renewal Term shall be equal to the then prevailing fair market rent for the Premises. The parties shall have thirty (30) days after Landlord's receipt of the renewal option notice in which to agree on the base rent which shall be payable during each year of the Renewal Term. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market in the Bethesda, Montgomery County, Maryland area, (ii) rental rates then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building and the Office Complex in the Bethesda, Montgomery County, Maryland area, (iii) the rental rates then being obtained by Landlord for comparable office space, in "as is" condition, in the Building and the Office Complex, (iv) escalations and pass throughs provided in the Lease, (v) concession packages then being obtained (or offered if comparables are not readily available) by other building owners for office buildings in the Bethesda, Maryland area of comparable size, location and quality to the Office Complex and (vi) concession packages then being obtained by Landlord for comparable office space in "as-is" condition in the Building and the Office Complex. In no event, however, shall the annual base rent payable during the Renewal Term be less than the annual base rent in effect under the Lease during the Lease Year immediately preceding the commencement of the Renewal Term. If the parties agree on the base rent payable during each year of the Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon. If during such thirty
(30) day period the parties are unable to agree on the base rent payable during the Renewal Term, then Tenant's option to renew the term of the Lease shall cease and expire and be of no further force or effect and Landlord shall have the right to lease the Premises to any other person or entity upon such terms and conditions as Landlord, in its discretion may determine.

                  (c) During the Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the base rent payable during each year of the Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in Paragraph 1(b) above, and (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the Renewal Term.

         (2) The base rent payable during the Renewal Term shall be increased, as of the first day of the second Lease Year of the Renewal Term and on the first day of each and every Lease Year thereafter during the Renewal Term in accordance with the provisions of Section 3.2 of the Lease.

         (3) Tenant's rights under this Rider No. 1 are personal to and may be exercised only by Emaginet, Inc. and shall not be exercisable by any assignee or subtenant Emaginet, Inc., other than an assignee permitted or approved, as applicable, pursuant to the provisions of Article VII of the Lease.


Initials of:


   [ILLEGIBLE]
------------------
Landlord


     /s/ MA
------------------
Tenant

                                                                       EXHIBIT A



                                  [FLOOR PLAN]








Two Democracy
12th Floor

                                                                     EXHIBIT A-1




                                  [FLOOR PLAN]






Two Democracy Center
12th Floor
2,437 SF

                                                                       EXHIBIT B




                                  [FLOOR PLAN]






Emaginet; Democ.2                                 revised plan 9/10/97
          Floor 12                                not to scale.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         This Exhibit C is attached to and made a part of that Lease Agreement dated September 23, 1997 (the "Lease"), between DEMOCRACY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and EMAGINET, INC., ("Tenant"). Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Office Complex and to insure compliance with municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Office Complex. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

         Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from the Landlord and (iv) any such waiver by Landlord shall not relieve such Tenant from any liability to Landlord for any loss or damage occasioned as a result of such tenant's failure to comply with any rule or regulation.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Office Complex not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. If a tenant's premises are situated on the ground floor of the Office Complex, the tenant thereof shall, at such tenant's own expense, keep the sidewalks and curb directly in front of its premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Office Complex, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Office Complex by other tenants.

         2. No awnings or other projections shall be attached to the outside walls of the Office Complex without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of any tenant's premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type and design or color, and attached in the manner, approved by Landlord.

         3. No showcases or other articles shall be in front of or affixed to any part of the exterior of the Office Complex, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or defacement of the Office Complex or any part of the premises that is visible from public areas of the Office Complex. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the premises.

         6. No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Office Complex or any tenant's premises, except that this rule shall not prohibit the parking of bicycles or vehicles in the garage in the Office Complex. No cooking or heating of food shall be done or permitted by any tenant on its premises. No tenant shall cause or permit the unusual or objectionable odors to be produced upon or permeate from any tenant's premises.

         7. No space in the Office Complex shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.

         8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Office Complex or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Office Complex.

         9. No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon any tenant's premises.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord's approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Office Complex.

         11. Landlord reserves the right to inspect all freight to be brought into the Office Complex and to exclude from the Office Complex all freight which violates any of these rules and regulations or the Lease.

         12. No tenant shall pay any employees on the premises, except those actually working for such tenant at the tenant's premises.

         13. Landlord reserves the right to exclude from the Office Complex at all times any person who is not known or does not properly identify himself to the Office Complex management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Office Complex between the hours of 7:00 p.m. and 7:30 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Office Complex, and shall be liable to Landlord for acts or omissions of such persons.

         14. No tenant's premises shall be used, at any time, for lodging or sleeping or for any immoral or illegal purpose.

         15. Each tenant, before closing and leaving its premises at any time, shall see that any windows are closed and all lights turned off.

         16. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Office Complex. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

         17. Canvassing, soliciting and peddling in the Office Complex is prohibited and each tenant shall cooperate to prevent the same.

         18. There shall not be used in any space, or in the public halls of the Office Complex, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Office Complex.

         19. Mats, trash or other objects shall not be placed in the public corridors of the Office Complex.

         20. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant's expense.

         21. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Office Complex, must be cleaned by Tenant at least once a year, without notice, at Tenant's own expense.


Initials of:

/s/ [ILLEGIBLE]
---------------
Landlord


/s/ MA
---------------
Tenant

                                    EXHIBIT D

                      METHOD OF MEASURING NET RENTABLE AREA

The Net Rentable Area of the Premises shall be determined in accordance with the following:

         (1) Net Rentable Area shall equal the sum of (i) net usable area, (ii) floor core factor and (iii) common core factor.

         (2) For the purposes hereof, the terms identified in Paragraph (1) hereof shall have the following definitions:

             a. Net usable area shall be computed by measuring from the finished surface for the corridor side of the common corridor and/or wall of the building core to the inside finished surface of the glassline of the permanent outer building walls, and to the center of any demising walls which separate the Premises from any adjoining space.

             b. Floor core factor shall be a pro rata allocation of all building service areas on the floor or floors on which the Premises are located which are not measured in the net usable area calculation, including but not limited to restrooms, public corridors, telephone and electrical closets, and mechanical rooms, but excluding vertical penetrations through the floor slab which serve more than one floor in the building, including but not limited to stairs, elevator shafts, flues, pipe shafts, vertical ducts and their enclosing walls. The pro rata allocation will be based on the ratio of net usable area of the Premises on the floor relative to the total net usable area on the floor.

             c. Common core factor shall be a pro rata allocation of the building service areas on the first floor that are for the benefit of the general population of the building, and shall include the first floor lobby area, public corridors, janitorial storage area, building engineer's office, shop, and locker room, building receiving/service area, mail room, fire control rooms, and energy management rooms, but shall exclude first floor net usable area, building service areas exclusively for the use of first floor tenants, and vertical penetrations previously defined. The pro rata allocation will be based on the net usable area of the Premises on the floor or floors on which such Premises are located relative to the total net usable area in the Building.

             d. All single tenant floors shall have a core factor equal to ten percent (10%) All multi-tenant floors shall have a core factor equal to fourteen percent (14%).


Initials of:

/s/ [ILLEGIBLE]
---------------
Landlord


/s/ MA
---------------
Tenant

                                    EXHIBIT E

                          FORM OF ESTOPPEL CERTIFICATE


         This Exhibit E is attached to and made a part of that certain Lease Agreement dated September 23, 1997 (the "Lease"), between Democracy Associates Limited Partnership ("Landlord") and Emaginet, Inc. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meaning as provided in the Lease. The Estoppel Certificate to be executed by Landlord and Tenant pursuant to Section 2.3 of the Lease shall provide as follows:

         "This Estoppel Certificate made as of the __ day of__________, 19__. is being provided pursuant to the terms and provisions of that certain Lease Agreement dated _____________, 1997 (the "Lease"), between Democracy Associates Limited Partnership ("Landlord") and Emaginet, Inc. ("Tenant"). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

         1.       The Lease Commencement Date is ____,19__.

         2.       The initial term of the Lease shall expire on _______, 19__.

         3.       The number of square feet of rentable area in the Premises is
                  _____.

         4. The annual base rent with respect to the Premises for the first Lease Year is an amount equal to the product of_______
                  Dollars ($    ) multiplied by the total number of square feet
                  of rentable area in the Premises.

         5. As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.

         Attached to this Estoppel Certificate is evidence of payment of all insurance required pursuant to Article XIII of the Lease."


Initials of:

/s/ [ILLEGIBLE]
---------------
Landlord


/s/ [ILLEGIBLE]
---------------
Tenant